PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2002)

                         7,200,000 Preferred Securities

                              PSEG Funding Trust II

                           8.75% Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)
     Fully and Unconditionally Guaranteed to the Extent Set Forth Herein by

                  Public Service Enterprise Group Incorporated

                                   ----------

      PSEG Funding Trust II is a Delaware statutory trust that will:

      o     sell preferred securities to the public;

      o     sell  common   securities  to  Public   Service   Enterprise   Group
            Incorporated, or PSEG;

      o use the proceeds from these sales to buy an equal principal amount of 8.75% junior subordinated debentures due December 31, 2032 of PSEG; and

      o distribute the cash payments it receives from PSEG on the junior subordinated debentures to the holders of the preferred securities and the common securities.

                            Quarterly Distributions:

      For each preferred security that you own, you will receive cumulative cash distributions, accumulating from the date of original issuance at an annual rate of 8.75% of the liquidation amount of $25 per preferred security, on March 31, June 30, September 30 and December 31, of each year, beginning March 31, 2003.

      PSEG may defer interest payments on the junior subordinated debentures on one or more occasions, for up to 20 consecutive quarters. If PSEG does defer the payment of interest on the junior subordinated debentures, PSEG Funding Trust II will also defer the payment of distributions on the preferred securities. However, deferred distributions will themselves accumulate interest at an annual rate of 8.75%, to the extent permitted by law.

                              Optional Redemption:

      PSEG Funding Trust II may redeem some or all of the preferred securities on or after December 17, 2007, or all of the preferred securities at any time upon the occurrence of a special event as discussed in this prospectus supplement, at a redemption price equal to $25 per preferred security plus accumulated and unpaid distributions, if any.

                  Public Service Enterprise Group Incorporated:

      PSEG will guarantee the payment by PSEG Funding Trust II of amounts due on the preferred securities as discussed in this prospectus supplement and in the accompanying prospectus.

      The preferred securities have been approved for listing on the New York Stock Exchange under the symbol "PEG PrU," subject to official notice of issuance. Trading of the preferred securities on that exchange is expected to begin within 30 days after the date of original issuance.

      Investment in the preferred securities involves certain risks that are described in the sections entitled "Risk Factors" beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus.

                                   ----------

                                                     Per Security      Total
                                                     ------------      -----
Public offering price (1) .........................     $25.00      $180,000,000
Underwriting commissions to be paid by PSEG .......     $.7875        $5,670,000
Proceeds, before expenses, to PSEG
  Funding Trust II ................................     $25.00      $180,000,000

      (1) Plus accumulated distributions from the date of original issuance, if settlement occurs after that date.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about December 17, 2002.

                                   ----------

                           Joint Book-Running Managers

Merrill Lynch & Co.              Morgan Stanley                      UBS Warburg

                                   ----------

Credit Suisse First Boston
                          Lehman Brothers
                                         Prudential Securities
                                                             Wachovia Securities

                                   ----------

          The date of this prospectus supplement is December 11, 2002.

                                TABLE OF CONTENTS

                              Prospectus Supplement                         Page
                                                                            ----
Prospectus Supplement Summary ............................................  S-3
Risk Factors .............................................................  S-10
Use of Proceeds ..........................................................  S-13
Selected Financial Data ..................................................  S-14
Capitalization ...........................................................  S-15
Ratio of Earnings to Fixed Charges .......................................  S-15
Accounting Treatment .....................................................  S-16
Description of the Preferred Securities ..................................  S-16
Description of the Junior Subordinated Debentures ........................  S-23
Description of the Guarantee .............................................  S-25
U.S. Federal Income Tax Consequences .....................................  S-26
ERISA Considerations .....................................................  S-31
Underwriting .............................................................  S-34
Legal Matters ............................................................  S-36
Experts ..................................................................  S-36

                                   Prospectus

About this Prospectus ....................................................     3
Information About the Issuers ............................................     3
Risk Factors .............................................................     5
Forward-Looking Statements ...............................................    12
Use of Proceeds ..........................................................    13
Accounting Treatment Relating to Preferred Trust Securities ..............    13
Description of the Senior and Subordinated Debt Securities ...............    13
Description of the Trust Debt Securities .................................    24
Description of the Preferred Trust Securities ............................    29
Description of the Preferred Securities Guarantee ........................    37
Relationship among the Preferred Trust Securities, the Trust
  Debt Securities and the Preferred Securities Guarantee .................    39
Description of the Capital Stock .........................................    40
Description of Stock Purchase Contracts and Stock Purchase Units .........    41
Plan of Distribution .....................................................    41
Legal Matters ............................................................    43
Experts ..................................................................    43
Where You Can Find More Information ......................................    43
Incorporation of Certain Documents by Reference ..........................    43

                                   ----------

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the trust have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the trust are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate only as of its date. PSEG's business, financial condition, results of operations and prospects may have changed since such date.

      In this prospectus supplement, references to "PSEG," "we," "us" and "our" refer to Public Service Enterprise Group Incorporated, unless the context indicates that the references are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries, and references to the "trust" are to PSEG Funding Trust II.

--------------------------------------------------------------------------------

                         PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights important information about PSEG, the trust and this offering. It does not contain all the information that is important to you in connection with your decision to invest in the preferred securities. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

                  Public Service Enterprise Group Incorporated

      We are a leading integrated energy company engaged in power generation and wholesale marketing and trading, as well as in the regulated delivery of power and gas. Our domestic merchant power generation and wholesale marketing and trading business, with more than 13,000 megawatts, or MW, of power generation capacity, is one of the largest in the United States and the largest in the Pennsylvania-New Jersey-Maryland Power Pool, or PJM, which is the primary power market in which we participate. Our regulated power and gas distribution business is also one of the largest in the United States and the largest in New Jersey. We are also engaged in power generation and distribution in selected international markets and have a substantial related business focused on providing energy infrastructure financing in developed countries.

      The following chart shows PSEG and its principal subsidiaries, Public Service Electric and Gas Company (PSE&G), PSEG Power LLC (Power), PSEG Energy Holdings LLC (Energy Holdings) and PSEG Services Corporation (Services), as well as the principal operating subsidiaries of those subsidiaries:

                                      PSEG
                                       |
         -----------------------------------------------------------
         |               |                     |                   |
       PSE&G      --   Power         -- Energy Holdings         Services
                  |                  |
                  |-- Fossil         |--   Global
                  |                  |
                  |-- Nuclear        |--  Resources
                  |
                  |--  ER&T

      The major services and products we provide are offered through the following subsidiaries:

      o PSE&G is a regulated public utility supplying electric and gas service to approximately 2.0 million electric customers and approximately 1.6 million gas customers in New Jersey. PSE&G's electric and gas service area is a corridor of approximately 2,600 square miles in which about 70% of the state's population resides. This heavily populated, commercialized and industrialized service area encompasses most of New Jersey's largest municipalities, including its six largest cities. This service territory contains a diversified mix of commerce and industry and its load requirements are almost evenly split among residential, commercial and industrial customers.

      o Power is a multi-regional generating and wholesale energy trading company that integrates its generating assets with its wholesale energy trading, fuel supply and risk management operations. It currently owns a portfolio of domestic power generation assets which, as of September 30, 2002, had a total capacity of more than 13,000 MW (including 1,019 MW of fossil generation assets located in Connecticut which were acquired by purchase on December 6, 2002). As a result of New Jersey's deregulation and restructuring of its electric power industry, PSE&G's generation business was transferred to Power in August 2000. Power operates these assets on a competitive merchant basis. Power expects to develop or acquire additional power generation assets opportunistically. Power is currently constructing projects that are expected to increase its capacity by approximately 2,950 MW through 2005, net of planned retirements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o Global is a subsidiary of Energy Holdings that develops, owns and operates power generation and distribution facilities in selected areas of the worldwide energy market. Global has determined that it will limit future spending to contractual commitments and refocus its strategy from one of accelerated growth to one that places emphasis on increasing the efficiency and returns of its assets. As of September 30, 2002, Global had ownership interests in 32 operating power generation projects, totaling 5,279 MW (2,306 net MW owned), and eight regulated distribution companies.

      o Resources is a subsidiary of Energy Holdings that invests primarily in energy-related financial transactions. Resources invests in transactions where its expertise and understanding of the inherent risks and operating characteristics of energy-related assets provide a competitive advantage. As of September 30, 2002, Resources had approximately $3.1 billion in investments.

Competitive Strengths

      We believe that we are well positioned to enhance our position as one of the leading integrated energy companies. Our significant competitive strengths include the following:

      Relatively stable regulated domestic energy delivery business with strong cash flows

      PSE&G has relatively stable cash flows. The stability of PSE&G's business is further enhanced by the relative affluence of its customer base; New Jersey had the fourth-highest per capita personal income in the U.S. in 2000. Unlike some other utilities that are exposed to daily fluctuations in the price at which power can be procured for customers, PSE&G and the other New Jersey utilities can secure all of their customers' longer-term power needs through a centralized process in which a variety of power marketers bid to supply all of New Jersey's power requirements over an annual or longer period. This auction process was completed in February 2002 for the 12-month period from August 1, 2002 to July 31, 2003, and was widely viewed as an efficient, competitive process for regulated power delivery companies, such as PSE&G, to procure a longer-term source of power for their customers at constant prices.

      One of the most competitive wholesale power generation asset portfolios in the United States

      We believe that Power's portfolio of wholesale power generation plants is well-diversified in terms of fuel type, technology and energy market segments served. We also believe that this diversity reduces the risk associated with market demand cycles and allows us to participate in each segment of the dispatch curve. Power's generation assets are also strategically located near concentrations of customers.

      Integrated generation and wholesale marketing and trading

      As a complement to our portfolio of wholesale power generation assets, we have an integrated wholesale energy marketing and trading operation with significant technical capabilities and market expertise and a state-of-the-art trading floor. This group, which has been in operation since 1997, centrally controls all of Power's generation assets and provides a competitive wholesale marketing, trading and risk management function that actively participates in all aspects of the energy markets. The integration of our generation operations, fossil fuel procurement and wholesale marketing, trading and risk management capabilities enables us to optimize our mix of financial and physical assets and mitigate the effects of adverse movements in the fuel and electricity markets.

      Complementary mix of investments in the rapidly changing global energy markets

      In  addition  to  our  U.S.-based  integrated  energy  business,  we  have developed a portfolio of investments that provides us with near-term earnings and supports our long-term growth. Resources' energy-related investments generate cash flow and earnings in the near term, while Global's investments generally have a longer time horizon prior to achieving expected cash flow and earnings. In addition, Resources' passive and lower-risk investments balance the higher risk associated with Global's operating investments.

Business Strategy

      We pursue a complementary business mix comprised of regulated energy distribution and unregulated power generation and wholesale energy marketing and trading businesses. We believe our existing critical mass and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

expertise in both regulated and unregulated businesses allows us to expand in both business segments. As key elements of our strategy, we:

      Enhance the operating performance of our regulated energy delivery business

      We continue to focus on improving the operating performance of our regulated energy delivery business by reducing costs, while continuing to provide safe, highly dependable service to our electric and gas customers. We constantly seek new initiatives to reduce cost and improve performance, such as our recent installation of a state-of-the-art substation in Newark, New Jersey and our phasing in of a sophisticated outage management system. We are also taking a leading role in the establishment of a research and development consortium that will be focused on finding new ways to improve service.

      Seek to minimize our exposure to long-term and short-term market risks

      We actively manage the risks our businesses face through a risk management framework we developed based on recommendations established by a group of industry experts known as the Group of Thirty. These recommendations are generally considered best practices for the use of derivative instruments. We have a risk management committee that periodically reports to the audit committee of the PSEG board of directors. On a daily basis, our energy marketing and trading operations reports its risk exposure to our independent corporate risk management group, which, in turn, reports to the chief financial officer of PSEG and to the corporate risk management committee. The corporate risk management committee sets risk limits, alert limits and portfolio loss limits for the business. These limits are contained in the procedures and guidelines that detail the actions for implementation of our corporate policy. The chief financial officer of PSEG chairs the risk management committee, which formally meets quarterly to discuss risk matters, but which is also convened on demand when more immediate risk issues arise. The corporate risk management group is charged with measuring, monitoring and reporting both market and credit risk. Our level of risk is computed and reported weekly. We also mark all positions to market daily and stress-test our portfolio on both a daily and a monthly basis to seek to identify potential risks to our portfolio.

      Opportunistically develop and acquire additional generation facilities in our target markets

      We operate the largest wholesale power generation and wholesale energy marketing business in the PJM power market, which is one of the largest and most efficient power markets in the United States. We pursue a disciplined, opportunistic approach to asset growth through the development of new facilities on existing sites and the acquisition of existing facilities in neighboring regions where we can leverage our expertise with regard to operations, market rules, trading and risk management. Any new development decisions will be based upon a site's location with respect to load centers, priority position in the transmission queue and access to existing fuel supplies.

                                   ----------

      Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, which is incorporated by reference in this prospectus supplement, for discussions of current factors affecting our business, including credit rating developments and economic and industry considerations.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

                              PSEG Funding Trust II

      PSEG Funding Trust II is a statutory trust that was recently created under the Delaware Statutory Trust Act and will be governed by an amended and restated trust agreement among the trustees of the trust and us. The trust agreement, as amended, was qualified under the Trust Indenture Act of 1939, as amended. The assets of the trust will consist solely of our junior subordinated debentures. We will hold all of the common securities of the trust.

      The principal offices of the trust are located at 80 Park Plaza, Newark, New Jersey 07101 and its telephone number is (973) 430-7000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

      The following is a brief summary of certain terms of this offering. For a more complete description, see "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Description of the Guarantee" in this prospectus supplement and "Description of the Preferred Trust Securities," "Description of the Trust Debt Securities" and "Description of the Preferred Securities Guarantee" in the accompanying prospectus.

Issuer ...........................  PSEG Funding Trust II, a Delaware  statutory trust,  has been  created for the purpose of
                                    acquiring   and  holding  our  8.75%  junior
                                    subordinated  debentures  due  December  31,
                                    2032 and issuing the preferred securities to
                                    the  public  and  common  securities  to us.
                                    Together,  the preferred  securities and the
                                    common  securities  will evidence the entire
                                    beneficial    ownership    in   our   junior
                                    subordinated debentures.

                                    The   trust   has   three   trustees.    The
                                    administrative   trustee   is   one  of  our
                                    officers.     Wachovia    Bank,     National
                                    Association will act as the property trustee
                                    of the trust  and  Wachovia  Trust  Company,
                                    National   Association   will   act  as  the
                                    Delaware trustee of the trust. The principal offices and telephone number of the trust are the same as ours.

Securities Offered ...............  7,200,000  8.75%  Preferred   Securities  in
                                    denominations   of  $25  with  an  aggregate
                                    liquidation  amount  of  $180,000,000.  Each
                                    preferred   security   will   represent   an
                                    undivided beneficial ownership interest in the assets of the trust. Each preferred security will entitle its holder to receive quarterly distributions as described below.

                                    The trust will  invest the  proceeds  of the
                                    preferred   securities  and  of  its  common
                                    securities in an equivalent principal amount
                                    of our junior subordinated  debentures.  The
                                    trust will use the  payments  it receives on
                                    the junior  subordinated  debentures to make
                                    the corresponding  payments on the preferred
                                    securities  and its  common  securities.  We
                                    will  guarantee  payments  on the  preferred
                                    securities  to the extent  described  herein
                                    and  in  the  accompanying  prospectus.  Our
                                    obligations  under the  junior  subordinated
                                    debentures will be  subordinated  and junior
                                    in  right of  payment  to our  existing  and
                                    future   Senior    Indebtedness    and   our
                                    obligations  under  the  guarantee  will  be
                                    subordinate  and  junior in right of payment
                                    to  all  of  our  general  liabilities.   In
                                    addition,   both  the  junior   subordinated
                                    debentures    and   the    guarantee    will
                                    effectively be  subordinated to existing and
                                    future liabilities of our subsidiaries.  See
                                    the    information    under   the    caption
                                    "Description  of  the  Junior   Subordinated
                                    Debentures   --   Subordination"   in   this
                                    prospectus supplement for the definition of "Senior Indebtedness."

Distributions ....................  Holders of the preferred  securities will be
                                    entitled   to   receive    cumulative   cash
                                    distributions  at the annual  rate of 8.75%.
                                    Distributions  on the  preferred  securities
                                    will  accumulate  from the date of  original
                                    issuance,  and  will  be paid  quarterly  in
                                    arrears on March 31, June 30,  September  30
                                    and  December  31 of  each  year,  beginning
                                    March 31, 2003, unless they are deferred as described below.

Distribution Deferral ............  We may, on one or more occasions,  defer the quarterly  interest  payments  on the junior
                                    subordinated   debentures   for   up  to  20
                                    consecutive  quarterly  periods,  unless  an
                                    event   of   default    under   the   junior
                                    subordinated  debentures,  which we refer to
                                    as  a  debenture   event  of  default,   has
                                    occurred   and   is   continuing.   Interest
                                    payments  may  not  be  deferred,   however,
                                    beyond the stated maturity or redemption of the junior subordinated debentures, nor

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    may we begin a new interest  deferral period
                                    until we have paid all  accrued  interest on
                                    the junior subordinated  debentures from the
                                    previous  interest  deferral  period.  If we
                                    defer   interest   payments  on  the  junior
                                    subordinated debentures, the trust will also
                                    defer   distributions   on   the   preferred
                                    securities.  Any  deferred  interest  on the
                                    junior  subordinated  debentures will accrue
                                    additional  interest  at an  annual  rate of
                                    8.75%,  compounded quarterly,  to the extent
                                    permitted  by law,  and,  as a  result,  any
                                    deferred   distributions  on  the  preferred
                                    securities   will   accumulate    additional
                                    amounts   at  an   annual   rate  of  8.75%,
                                    compounded   quarterly,    to   the   extent
                                    permitted by law. During any period in which we defer interest payments on the junior subordinated debentures, we may not do the following, with certain limited exceptions:

                                    o declare or pay any dividends on our capital stock; or

                                    o  redeem,  purchase,   acquire  or  make  a
                                       liquidation payment with respect to any of our capital stock.

                                    If we  defer  payments  of  interest  on the
                                    junior subordinated  debentures,  the junior
                                    subordinated  debentures  will be treated at
                                    that  time as  being  issued  with  original
                                    issue  discount  for United  States  federal
                                    income tax purposes. This means you would be
                                    required to accrue  interest  income on your
                                    preferred  securities  even  though you will
                                    not be  receiving  any  cash  distributions.
                                    These amounts will be included in your gross
                                    income for United States  federal income tax
                                    purposes. For more information about the tax
                                    consequences  you may  have if  payments  of
                                    distributions   are   deferred,   see  "U.S.
                                    Federal Income Tax Consequences" in this prospectus supplement.

Redemption .......................  The  junior   subordinated   debentures  are
                                    scheduled  to mature on December  31,  2032.
                                    The trust will redeem all of the outstanding
                                    preferred   securities   when   the   junior
                                    subordinated   debentures   are   repaid  at
                                    maturity.

                                    We  may  redeem   the  junior   subordinated
                                    debentures  in  whole or in part on or after
                                    December 17, 2007,  or prior to December 17,
                                    2007,  only in whole at any time  within  90
                                    days    following   the    occurrence    and
                                    continuation  of  certain  changes in tax or
                                    investment company laws and regulations,  in
                                    either  case,  at  100% of  their  principal
                                    amount plus accrued and unpaid interest.  If
                                    we redeem any junior subordinated debentures
                                    before  their  maturity,  the trust will use
                                    the cash it  receives on the  redemption  of
                                    the  junior   subordinated   debentures   to
                                    redeem,  on a  pro  rata  basis  (except  as
                                    described  in this  prospectus  supplement),
                                    the   preferred    securities   and   common
                                    securities.  These  circumstances  are  more
                                    fully  described  below  under the  captions
                                    "Description    of   the   Trust   Preferred
                                    Securities--Redemption," in the accompanying
                                    prospectus and "Description of the Preferred
                                    Securities--Special  Event  Redemption"  and
                                    "Description  of  the  Junior   Subordinated
                                    Debentures--Redemption" in this prospectus supplement.

Dissolution of PSEG Funding
  Trust II and Distributions
  of the Junior Subordinated
  Debentures .....................  We can  dissolve  the  trust  at  any  time, provided the dissolution  does not result in
                                    a tax  event  to  holders  of the  preferred
                                    securities.  If we  elect  to  dissolve  the
                                    trust,  the trust will redeem the  preferred
                                    securities   by   distributing   the  junior
                                    subordinated debentures to holders of the preferred securities and common securities on a pro rata basis.

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                                      S-7

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Liquidation Distribution
  Upon Dissolution ...............  Upon the  dissolution and liquidation of the trust not involving the  distribution of the
                                    junior subordinated debentures,  the holders
                                    of the preferred securities will be entitled
                                    to receive, out of assets held by the trust,
                                    subject  to the rights of  creditors  of the
                                    trust,  if any,  distributions  in an amount
                                    equal to the aggregate liquidation amount of
                                    $25 per preferred security, plus accumulated
                                    and  unpaid  distributions  to the  date  of
                                    payment.   The  trust  will  not  make  this
                                    distribution  if  the  junior   subordinated
                                    debentures have been distributed to the holders of the preferred securities.

The Guarantee ....................  We will fully and unconditionally  guarantee the payments of all amounts due on the preferred securities to the extent the trust has funds available to make those payments. The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the preferred securities. In other words, if we do not make a payment on the junior subordinated debentures, the trust will not have sufficient funds to make payments on the preferred securities, and the guarantee will not obligate us to make those payments on the trust's behalf.

Use of Proceeds ..................  The  trust  will use the  proceeds  from the sale  of the  preferred  securities  offered
                                    hereby and the sale of its common securities
                                    to   purchase   our   junior    subordinated
                                    debentures.  We  intend  to use  all the net
                                    proceeds   from  the  sale  of  the   junior
                                    subordinated debentures to repay short-term indebtedness. We had short-term indebtedness outstanding of $1.7 billion as of September 30, 2002 with a weighted average interest rate of 2.53% per annum.

Listing ..........................  The preferred  securities have been approved for listing on the New York Stock  Exchange,
                                    or the NYSE,  under the  symbol  "PEG  PrU,"
                                    subject  to  official  notice  of  issuance.
                                    Trading of the preferred  securities on that
                                    exchange is expected to begin within 30 days
                                    after  the date of  original  issuance.  You
                                    should  understand  that the  listing of the
                                    preferred securities will not ensure that an
                                    active  trading  market will be available or
                                    that you will be able to sell your preferred
                                    securities  when you  desire or at all or at
                                    the price you  originally  paid for them. If
                                    the  junior   subordinated   debentures  are
                                    distributed, we will use our best efforts to list the junior subordinated debentures on the NYSE (or any other exchange on which the preferred securities are then listed) in place of the preferred securities.

Form of the Preferred
  Securities .....................  The preferred securities will be represented by one or more global certificates that will be deposited with and registered in the name of The Depository Trust Company, or DTC. This means that you will not receive a certificate for your preferred securities. For more details, see the information under the caption "Description of the Preferred Securities--Global Preferred Securities" in this prospectus supplement.

Ranking ..........................  The preferred securities will generally rank equal to the trust's  common  securities  in
                                    priority of payment and  therefore the trust
                                    will   make   payments   on  the   preferred
                                    securities  and common  securities  based on
                                    pro   rata   allocation,   except   after  a
                                    debenture event of default.

                                    Our junior  subordinated  debentures will be
                                    unsecured  and  will  rank  subordinate  and
                                    junior  in  right of  payment  to all of our
                                    current and future Senior Indebtedness.  The
                                    junior  subordinated  debentures  will  rank
                                    equally   with  all  of  our  other   junior
                                    subordinated   debentures   held  by  trusts
                                    similar

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    to the trust.  At September 30, 2002, we and
                                    our subsidiaries had consolidated  long-term
                                    indebtedness of approximately  $10.6 billion
                                    outstanding  and PSEG had  $460  million  of
                                    senior long-term  indebtedness  outstanding.
                                    For more details,  see the information under
                                    the  caption   "Description  of  the  Junior
                                    Subordinated Debentures--Subordination" in this prospectus supplement.

                                    Our  guarantee  will rank equal to any other
                                    subordinated guarantees that we may issue or
                                    have   issued  in  the  past  on   preferred
                                    securities  issued by trusts  similar to the
                                    trust.  The guarantee  will be unsecured and
                                    will rank  junior in right of payment to our
                                    general liabilities. The junior subordinated
                                    debentures   and  the   guarantee   will  be
                                    effectively   junior  to  all  existing  and
                                    future  liabilities of our subsidiaries.  At
                                    September 30, 2002, our subsidiaries had $12.0 billion of indebtedness outstanding.

Risk Factors .....................  Your investment in the preferred  securities will  involve  risks.  You should  carefully
                                    consider  the  discussion  of risks in "Risk
                                    Factors" in this  prospectus  supplement and
                                    the accompanying  prospectus before deciding
                                    whether  an   investment  in  the  preferred
                                    securities is suitable for you.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Your investment in the preferred securities will involve risk. You should carefully consider the following discussion of risk as well as other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus in order to evaluate an investment in the preferred securities.

Failure to refinance maturing debt and obtain additional capital at reasonable rates may have an adverse impact

      Over the next several years, we and our subsidiaries will be required to refinance maturing debt, and expect to incur additional debt and provide equity to fund subsidiary investment activity. Any inability to obtain required external capital or to extend or replace maturing debt and/or existing agreements at current levels and reasonable interest rates may adversely affect our financial position, results of operations and net cash flows.

      The availability and cost of external capital could be affected by each subsidiary's performance as well as by the performance of their respective subsidiaries and affiliates. This could include the degree of structural or regulatory separation between us and our subsidiaries and between PSE&G and its non-utility affiliates and the potential impact of securities ratings on consolidated and unconsolidated credit quality. Additionally, compliance with applicable financial covenants will depend upon our future financial position, results of operations and net cash flows, as to which no assurances can be given.

      The current ratings of securities of PSEG reflect the respective views of the rating agencies. There is no assurance that these ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by the rating agencies, if, in their respective judgments, circumstances so warrant. Any downward revisions or withdrawal may adversely effect the market price of our securities and serve to increase our cost of capital.

Failure to comply with a required maximum debt ratio covenant could have an adverse impact

      Financial covenants contained in our credit facilities include the ratio of debt (excluding non-recourse project financings and securitization debt and including commercial paper and loans, certain letters of credit and similar instruments) to total capitalization. At the end of any quarterly financial period, such ratio may not be more than 0.70 to 1. As of September 30, 2002, the ratio of debt to capitalization was 0.65 to 1. Accordingly, were we to incur additional indebtedness in sufficient amounts, including by issuances of debt securities in the capital markets, the ratio of debt to total capitalization would exceed the level permitted by our credit facilities.

Our obligations under the junior subordinated debentures and the preferred securities are subordinated

      Our obligations under the junior subordinated debentures are unsecured and subordinated. This means that we cannot make any payments of principal (including redemption payments) or interest on the junior subordinated debentures if we default on a payment on our Senior Indebtedness. In addition, if the maturity of the junior subordinated debentures is accelerated, then holders of our Senior Indebtedness will be entitled to be paid in full before we make any payment on the junior subordinated debentures. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the junior subordinated debentures only after all payments had been made on our Senior Indebtedness.

      Our obligations under the preferred securities guarantee are unsecured and will rank in priority of payment:

      o junior to all of our other liabilities, except those liabilities made equal with or junior to the preferred securities guarantee by their terms;

      o senior to all of our capital stock now outstanding or issued in the future, including our common stock; and

      o equally with any other subordinated guarantees that we have issued or may issue with respect to preferred securities issued by trusts similar to the trust.

      This means that we cannot make any payments on the preferred securities guarantee if we default on a payment of any of our other liabilities, except those liabilities made equal with or junior to the preferred securities guarantee by their terms. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the preferred securities guarantee only after all payments had been made on our other liabilities (except those liabilities made equal with or junior to the preferred securities guarantee by their terms).

      Neither the junior subordinated debentures nor the preferred securities guarantee will limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debentures and the preferred securities guarantee.

      For more information, see "Description of the Guarantee--Status of the Guarantee" in this prospectus supplement and "Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Securities Guarantee" in the accompanying prospectus.

Indebtedness and borrowings by our subsidiaries effectively will be senior to the preferred securities and we are dependent on payments from our subsidiaries to enable us to pay interest on the junior subordinated debentures that are the sole assets of the trust

      We are a holding company. Our junior subordinated debentures that we will issue to the trust in connection with the trust's issuance of the preferred securities, as well as the guarantee, will be effectively subordinated to all obligations of our subsidiaries, whether secured or unsecured. As a result, the preferred securities will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of the preferred securities will have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries. At September 30, 2002, we had consolidated total indebtedness of $13.0 billion, of which $12.0 billion was at the subsidiary level.

      We conduct our operations through our subsidiaries, which generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations, including any funds required to make payments of interest on the junior subordinated debentures that represent the sole assets of the trust. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating performance and requirements, may limit our ability to obtain cash required to pay our debt service and other obligations, including payment of interest on our junior subordinated debentures and the related distributions on the preferred securities.

Other than under the guarantee, you have limited enforcement rights with respect to the junior subordinated debentures

      Except as described below or in the accompanying prospectus, you, as a holder of preferred securities, will not be able to exercise directly any other rights with respect to our junior subordinated debentures.

      The guarantee has been qualified as an indenture under the Trust Indenture Act. The guarantee trustee, Wachovia Bank, National Association, will act as trustee under the guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for your benefit if you hold any of the preferred securities.

      The guarantee will guarantee the payment of the following:

      o any accumulated and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for this purpose;

      o the redemption price, including all accumulated and unpaid distributions to the date of redemption, of preferred securities that we may have redeemed, to the extent the trust has funds available for this purpose; and

      o upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with the distribution of our junior subordinated debentures to you, the lesser of (a) the total of the liquidation amount and accumulated and unpaid distributions on the preferred securities to the date of payment to the extent the trust has funds available for this purpose and (b) the amount of assets of the trust remaining available for distribution to holders of the preferred securities in liquidation of the trust.

      The holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or exercise or direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Notwithstanding the above, but only under limited circumstances, holders of the preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      If we default on our obligation to pay principal (including redemption payments) or interest on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each preferred security. In those circumstances, you will not be able to rely upon the preferred securities guarantee for payment of these amounts because the preferred securities guarantee covers such payment only when the trust has sufficient funds on hand but fails to make such payment.

      Instead, you may:

      o seek legal redress against us directly or seek other remedies to collect your pro rata share of payments owed; or

      o rely on the property trustee to enforce the trust's rights under the junior subordinated debentures.

Our ability to defer distributions has tax consequences for you and may have an adverse effect on the trading price of the preferred securities

      So long as no debenture event of default has occurred and is continuing, we may, on one or more occasions, defer interest payments on the junior subordinated debentures as described in this prospectus supplement. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" in this prospectus supplement. If we defer interest payments on the junior subordinated debentures while the trust is the holder of the junior subordinated debentures, the trust will defer distributions on the preferred securities to you during any deferral period.

      If we defer interest payments on the junior subordinated debentures, you will be required to accrue interest income (as original issue discount, or OID) in respect of the deferred stated interest allocable to your share of the preferred securities for United States federal income tax purposes. As a result, you will include such income in gross income for United States federal income tax purposes prior to the receipt of any cash distributions. In addition, you will not receive cash from the trust related to such income if you dispose of your preferred securities prior to the record date on which distributions of such amounts are made.

      We have no current intention of deferring interest payments on the junior subordinated debentures. However, if we exercise our right to do so in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the preferred securities during a deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of our right to defer payments of interest on the junior subordinated debentures may mean that the market price for the preferred securities (which represent an undivided beneficial interest in the junior subordinated debentures) may be more volatile than other securities that do not have this right.

      See "U. S. Federal Income Tax Consequences" in this prospectus supplement for more information regarding United States federal income tax consequences.

Preferred Securities may be redeemed prior to maturity

      The junior subordinated debentures may be redeemed in whole or in part at any time on or after December 17, 2007, or prior to December 17, 2007, in whole, but not in part, within 90 days following the occurrence and continuation of a Special Event, in either case at a redemption price equal to 100% of the principal amount thereof plus any accrued and unpaid interest to the redemption date. The trust will use the cash it receives on any such redemption of the junior subordinated debentures to redeem an equivalent liquidation amount of the preferred securities and common securities of the trust, which we refer to collectively as the trust securities, on a pro rata basis, unless an event of default under the trust agreement has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities.

Distribution of junior subordinated debentures may have an adverse effect on trading prices

      We have the right to dissolve the trust at any time if such dissolution and any distribution of the junior subordinated debentures would not result in a taxable event to the holders of the preferred securities. If we dissolve the trust, the trust will be liquidated by distribution of the junior subordinated debentures to holders of the preferred securities and the common securities.

      Although we will use our best efforts to list the junior subordinated debentures on the NYSE (or any other exchange or organization on which the preferred securities are then listed), if they are distributed, we cannot assure you that the junior subordinated debentures will be approved for listing or that a liquid trading market for the junior subordinated debentures will develop or be maintained.

      We cannot predict the market prices for the junior subordinated debentures that may be distributed. The junior subordinated debentures that you receive on a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities.

      Because you may receive junior subordinated debentures, you should make an investment decision with regard to the junior subordinated debentures in addition to the preferred securities. You should carefully review all the information regarding the junior subordinated debentures contained in this prospectus supplement and the accompanying prospectus.

Limited voting rights

      You will have limited voting rights. In general, unless an event of default under the trust agreement has occurred and is continuing, only we may elect or remove any of the trustees, and in no event may holders of the preferred securities remove the administrative trustee.

      See "Information About the Issuers" in the accompanying prospectus and "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement" in this prospectus supplement for more information.

                                 USE OF PROCEEDS

      The trust will use all of the proceeds from the issuance of the preferred securities and the common securities to purchase our junior subordinated debentures. We intend to use the net proceeds we receive for the junior subordinated debentures to repay short-term indebtedness. We had short-term indebtedness outstanding of $1.7 billion as of September 30, 2002 with a weighted average annualized interest rate of 2.53%.

                            SELECTED FINANCIAL DATA

      The following table sets forth selected financial data for us and our consolidated subsidiaries. Results as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 have been derived from our audited consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus. Results as of December 31, 1999 have been derived from our audited consolidated financial statements and related notes, not incorporated by reference herein. Results as of and for the nine months ended September 30, 2002 and 2001 are derived from our unaudited consolidated financial statements and related notes incorporated by reference this prospectus supplement and in the accompanying prospectus, and in the opinion of management, include all adjustments necessary for a fair presentation of our financial position and results of operations as of and for those periods. The financial data set forth below should be read in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and consolidated financial statements, including the related notes, in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                           Nine Months Ended September 30,           Year Ended December 31,
                                                           -------------------------------  ---------------------------------------
                                                                 2002           2001          2001           2000            1999
                                                              ---------      ---------      ---------      ---------      ---------
                                                                        (Millions of Dollars, except for per share data)
Operating Data:                                                      (unaudited)
Total Operating Revenues ................................     $   5,690      $   5,317      $   7,055      $   6,521      $   6,339
Total Operating Expenses ................................         4,747          3,883          5,147          4,614          4,458
                                                              ---------      ---------      ---------      ---------      ---------
Operating Income ........................................           943          1,434          1,908          1,907          1,881
                                                              ---------      ---------      ---------      ---------      ---------
Income before Discontinued Operations,
   Extraordinary Items and Cumulative Effect
   of Changes in Accounting Principles ..................     $     161      $     584      $     776      $     776      $     736
Loss from Discontinued Operations (A) ...................           (41)           (17)           (15)           (12)           (13)
Extraordinary Item (B) ..................................            --             --             --             --           (804)
Cumulative Effect of a Change in Accounting
   Principle (C) ........................................          (120)             9              9             --             --
                                                              ---------      ---------      ---------      ---------      ---------
Net Income ..............................................     $      --      $     576      $     770      $     764      $     (81)
                                                              =========      =========      =========      =========      =========
Earnings per Share (Basic and Diluted):
Income before Discontinued Operations,
   Extraordinary Items and Cumulative Effects
   of Changes in Accounting Principles ..................     $    0.78      $    2.80      $    3.73      $    3.61      $    3.35
Net Income (Loss) .......................................     $      --      $    2.76      $    3.70      $    3.55      $   (0.37)
                                                              ---------      ---------      ---------      ---------      ---------
Weighted Average Common Shares
   Outstanding (000's) ..................................       206,552        208,564        208,226        215,121        219,814
Dividends Paid per Common Share .........................     $    1.62      $    1.62      $    2.16      $    2.16      $    2.16

                                                                       As of                         As of December 31,
                                                                September 30, 2002        2001              2000              1999
                                                                ------------------       -------           -------           -------
Balance Sheet Data:                                                  (unaudited)
Total Assets ...............................................           $25,954           $25,430           $21,526           $19,015
                                                                       =======           =======           =======           =======
Commercial Paper and Loans .................................           $ 1,657           $ 1,338           $ 2,885           $ 1,972
Long-Term Debt due within one year .........................               742             1,185               667             1,073
Long-Term Debt:
  Long-Term Debt ...........................................             6,902             6,437             5,040             4,345
  Securitization Debt ......................................             2,259             2,351                --                --
  Project Level, Non-Recourse Debt .........................             1,481             1,403               256               230
                                                                       -------           -------           -------           -------
    Total Long-Term Debt ...................................            10,642            10,191             5,296             4,575
Subsidiaries Preferred Securities ..........................             1,220               760             1,208             1,208
Common Stockholders' Equity ................................             3,672             4,137             3,996             3,996
                                                                       -------           -------           -------           -------
    Total Capitalization ...................................           $17,933           $17,611           $14,052           $12,824
                                                                       =======           =======           =======           =======

----------
(A) Includes an after tax loss on disposal of discontinued operations recorded in 2002.
(B) Effective April 1, 1999, we discontinued the application of SFAS 71 "Accounting for the Effects of Certain Types of Regulation" for our generation business and recorded an extraordinary charge consisting primarily of a write-down of our nuclear and fossil generation stations. Effective January 1, 2002, we adopted SFAS 145 "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" and we reclassified a $2 million after-tax loss relating to the early retirement of debt from Extraordinary Items to a component of Other Deductions for the nine months ended September 30, 2001 in accordance with the new standard.
(C) Relates to the adoption of SFAS 142 "Goodwill and other Intangible Assets" on January 1, 2002 and the adoption of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" on January 1, 2001.

                                 CAPITALIZATION

      The following table sets forth the consolidated capitalization of PSEG and its subsidiaries as of September 30, 2002 and as adjusted to give effect to the sale of the preferred securities offered hereby, the issuance of the junior subordinated debentures and the application of the estimated net proceeds therefrom. The following data should be read in conjunction with the consolidated financial statements and notes thereto of PSEG and its subsidiaries incorporated herein by reference.

                                                                                                               As of
                                                                                                         September 30, 2002
                                                                                                    ---------------------------
                                                                                                     Actual         As Adjusted
                                                                                                    --------        -----------
                                                                                                        (Millions of Dollars)
                                                                                                             (Unaudited)
Commercial Paper and Loans ................................................................         $  1,657          $  1,483(1,2)
Long-Term Debt due within one year ........................................................              742               742
Long-Term Debt:
   Long-term debt .........................................................................            6,902             6,902(1)
   Securitization debt ....................................................................            2,259             2,259
   Project level, non-recourse debt .......................................................            1,481             1,481
                                                                                                    --------          --------
      Total long-term debt ................................................................           10,642            10,642
                                                                                                    --------          --------
Subsidiaries' Preferred Securities:
   Preferred stock without mandatory redemption ...........................................               80                80
   Participating equity preference securities .............................................              460               460
   Guaranteed preferred beneficial interests in subordinated debentures ...................              680               860
                                                                                                    --------          --------
      Total subsidiaries' preferred securities ............................................            1,220             1,400
                                                                                                    --------          --------
Common Stockholders' Equity:
   Common stock (233,432,138 shares issued, actual and as adjusted) .......................            3,590             3,590(2)
   Treasury stock, at cost (26,118,590 shares actual and as adjusted) .....................             (981)             (981)
   Retained earnings ......................................................................            1,477             1,477
   Accumulated other comprehensive loss ...................................................             (414)             (414)
                                                                                                    --------          --------
      Total common stockholders' equity ...................................................            3,672             3,672
                                                                                                    --------          --------
      Total capitalization ................................................................         $ 17,933          $ 17,939
                                                                                                    ========          ========

----------
(1) Does not reflect the incurrence of $245 million of long-term debt issued pursuant to a private placement in October 2002, the proceeds of which were used to reduce short-term debt.

(2) Does not reflect the issuance of 17,250,000 shares of common stock in November 2002, the proceeds of which were used to reduce short-term debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                              For the
                                                         Nine Months Ended
                                                            September 30,                       Year Ended December 31,
                                                         -----------------           --------------------------------------------
                                                           2002      2001            1997      1998      1999      2000      2001
Ratio of Earnings to Fixed Charges ....................    1.2x      2.1x            2.4x      2.8x      3.1x      2.6x      2.0x

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude: the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.

                              ACCOUNTING TREATMENT

      The financial statements of PSEG Funding Trust II will be reflected in our consolidated financial statements, with the preferred securities shown on our balance sheet under the caption "Guaranteed Preferred Beneficial Interests in Subordinated Debentures." The footnotes to our consolidated financial statements will reflect that the sole asset of the trust will be our junior subordinated debentures. Distributions on the preferred securities will be reflected as a charge to our consolidated income, identified as "Preferred Dividends of Subsidiary," whether paid or accumulated.

                     DESCRIPTION OF THE PREFERRED SECURITIES

      The following summary of some of the terms and provisions of the preferred securities supplements the description of the terms and provisions of the preferred trust securities set forth in the accompanying prospectus under the heading "Description of the Preferred Trust Securities." To the extent that any of the terms and provisions of the preferred trust securities described in this prospectus supplement are inconsistent with the description of the preferred securities in the accompanying prospectus, the description of the preferred securities in this prospectus supplement replaces the description in the accompany prospectus.

Distributions

      The preferred securities represent undivided beneficial interests in the assets of the trust, the sole assets of which will be the junior subordinated debentures. Distributions on the preferred securities are cumulative and will accumulate from the date of original issuance at the annual rate of 8.75% of the liquidation amount of $25 per preferred security. Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2003. Distributions not paid on a quarterly payment date will accumulate additional distributions (to the extent permitted by law) compounded quarterly, at the annual rate of 8.75%. The term "distributions," as used in this prospectus supplement, includes any of these additional distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions on the preferred securities will be payable to holders as they appear on the books and records of the Trust on the relevant record dates. As long as the preferred securities remain in book-entry form only, the record dates will be one business day prior to the relevant payment date. With respect to preferred securities not in book-entry form, the record dates will be the fifteenth calendar day prior to the relevant payment date, whether or not a business day.

      So long as no debenture event of default has occurred and is continuing, we have the right at any time and from time to time to defer the payment of interest by extending the interest payment period on the junior subordinated debentures for up to 20 consecutive quarters. However, no extension period may extend beyond the maturity or any redemption date of the junior subordinated debentures. As a consequence, quarterly distributions on the preferred securities would be deferred by the trust during any extension period, but the amount of distributions to which holders of the preferred securities would be entitled would continue to accumulate at 8.75%, compounded quarterly. During any extension period, we may not declare or pay any dividends on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock. Prior to the termination of any extension period, we may shorten or further extend the interest payment period on the junior subordinated debentures, provided that no extension period may exceed 20 consecutive quarters or extend beyond the maturity or any redemption date of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period. We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

      The preferred securities will be issued in the form of one or more global preferred securities and The Depository Trust Company, or DTC, or any successor depositary will act as depositary for the preferred securities. See "--Global Preferred Securities" below for a description of DTC and its procedures. Payments on the preferred securities represented by a global security will be made in immediately available funds to DTC, as the depositary for the preferred securities. In the event that the preferred securities are issued in certificated form, the payment of distributions and payments on redemption or liquidation will be payable, the transfer of the preferred securities will be registerable and preferred securities will be exchangeable at the corporate office of the property trustee, or at the offices of any other paying agent or transfer agent appointed by the administrative trustee; provided, however, that the payment of distributions shall be made by check mailed to the address of the holder of such preferred securities.

Redemption

      Upon the payment of the junior subordinated debentures at maturity or upon redemption as provided in the indenture, the proceeds from such payment will be applied by the property trustee to redeem a like amount of trust securities on a pro rata basis, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the aggregate liquidation amount of the trust securities to be redeemed plus accumulated and unpaid distributions to the date of redemption, unless an event of default under the trust agreement has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities. See "Description of the Junior Subordinated Debentures--Redemption."

      "Like amount" means:

      o with respect to a redemption of the trust securities, trust securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures to be paid under the indenture, and

      o with respect to a distribution of junior subordinated debentures to holders of trust securities in connection with a dissolution of the trust, junior subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of the trust securities in exchange for which junior subordinated debentures are distributed.

Special Event Redemption

      If a Tax Event or an Investment Company Event, each of which we refer to as a Special Event, has occurred and is continuing, we have the right to redeem the junior subordinated debentures, in whole but not in part, and therefore cause a mandatory redemption of the preferred securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event.

      "Tax Event" means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, the laws of the United States or any political subdivision or taxing authority of or within the United States affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the preferred securities, there is more than an insubstantial risk that:

      o the trust is, or will be, subject to federal income tax with respect to interest on the junior subordinated debentures,

      o interest payable by us on the junior subordinated debentures is not, or will not be, deductible by us for federal income tax purposes, or

      o the trust is, or will be, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

      "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change in law becomes effective on or after the date of original issuance of the preferred securities.

Subordination of Common Securities

      Payments on the trust securities will be made pro rata based on the respective aggregate liquidation amounts of the common securities and the preferred securities. If an event of default has occurred and is continuing with respect to the junior subordinated debentures, no payments will be made on any common securities unless payment in full in cash of all accumulated and unpaid distributions on all outstanding preferred securities for all distribution periods terminating on or prior to that time, or in the case of a dissolution or redemption, the full amount of the redemption price or liquidation distribution on all outstanding preferred securities shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all payments on all outstanding preferred securities then due and payable.

      If an event of default has occurred and is continuing with respect to the junior subordinated debentures, the holder of the common securities will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated with respect to the preferred securities. Until the event of default has been cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of us, as holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

Distribution of Junior Subordinated Debentures

      At any time, we may, in our sole discretion, dissolve the trust and, after satisfaction of liabilities of creditors of the trust, cause a like amount of junior subordinated debentures to be distributed to the holders of the preferred securities in liquidation of the trust upon 30 days' prior notice to the holders of the preferred securities. However, in order to do so, we will be required to deliver to the trustees an opinion of nationally recognized tax counsel that the distribution will not be a taxable event to the owners of the preferred securities for federal income tax purposes. In addition, the junior subordinated debentures may be distributed to holders of preferred securities in certain other circumstances as described under "Description of the Preferred Trust Securities--Liquidation Distribution Upon Dissolution" in the accompanying prospectus.

Liquidation Amount

      The amount payable on the preferred securities in the event of the dissolution and liquidation of the trust is $25 per preferred security plus accumulated and unpaid distributions to the date of payment, unless, in connection with the dissolution and liquidation, the junior subordinated debentures are distributed to the holders of the preferred securities.

Trust Agreement Event of Default; Notice

      An event of default with respect to the junior subordinated debentures will constitute a "trust agreement event of default" with respect to the preferred securities. Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will send notice of it to the holders of the trust securities, the administrative trustee and us, unless it has been cured or waived. We and the administrative trustee are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the trust agreement.

      Under the trust agreement, if the property trustee has failed to enforce its rights under the trust agreement or the indenture to the fullest extent permitted by law and subject to the terms of the trust agreement and the indenture, any holder of the preferred securities may institute a legal proceeding directly against us to enforce the property trustee's rights under the trust agreement or the indenture with respect to junior subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities of such holder without first instituting a legal proceeding against the property trustee or any other person. To the extent that any action under the indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the junior subordinated debentures, holders of that specified percentage of the preferred securities may take that action if it is not taken by the property trustee. If a trust agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on the junior subordinated debentures has occurred and is continuing, then each holder of preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder, all as provided in the indenture.

      If an event of default has occurred and is continuing with respect to the junior subordinated debentures, the preferred securities will have a preference over the common securities with respect to the payment of distributions and amounts payable on redemption and liquidation. See "--Subordination of Common Securities" above and "Description of Preferred Trust Securities--Liquidation Distribution upon Dissolution" in the accompanying prospectus.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "Description of Preferred Trust Securities--Liquidation Distribution upon Dissolution" in the accompanying prospectus. The trust may, at our request, with the consent of the administrative trustee and without the consent of the holders of the trust securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state, as long as

      o     the successor entity either

            -- expressly assumes all of the obligations of the trust with respect to the trust securities, or

            -- substitutes for the trust securities other securities substantially similar to the trust securities (the "successor securities") so long as the successor securities rank the same as the trust securities with respect to the payment of distributions and payments upon redemption, liquidation and otherwise;

      o we appoint a trustee of the successor entity with the same powers and duties as the property trustee with respect to the junior subordinated debentures;

      o the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of the preferred securities (including any successor securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

      o the successor entity has a purpose substantially similar to that of the trust;

      o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the property trustee have received a legal opinion stating that

            -- such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect, and

            -- following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, and the trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

      o we or any permitted successor assignee own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee and trust agreement.

      The trust will not, except with the consent of all holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of the Preferred Securities Guarantee--Amendments and Assignment" in the accompanying prospectus and as otherwise required by law and the trust agreement, the holders of the trust securities will have no voting rights.

      The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities, (1) to cure any ambiguity, defect or inconsistency or (2) to make any other change that does not adversely affect in any material respect the interests of the holders of the preferred securities.

      The trust agreement may be amended by us and the trustees in any other respect, with the consent of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities, except to

      o     change the amount,  timing or currency or otherwise adversely affect
            the   method  of  payment  of  any   distribution   or   liquidation
            distribution;

      o restrict the right of a holder of any preferred securities to institute suit for enforcement of any distribution, redemption price or liquidation distribution;

      o     change the purpose of the trust;

      o authorize the issuance of any additional beneficial interests in the trust;

      o     change the redemption provisions;

      o change the conditions precedent for us to elect to dissolve the trust and distribute the junior subordinated debentures to the holders of the preferred securities or

      o affect the limited liability of any holder of the preferred securities,

which amendment requires the consent of each affected holder of the preferred securities.

      No amendment may be made without receipt by the trust of a legal opinion stating that the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940.

      The trustees shall not

      o direct the time, method and place of conducting any proceeding for any remedy available to a trustee under the indenture or executing any trust or power conferred on that trustee with respect to the junior subordinated debentures,

      o     waive any past default under the indenture,

      o exercise any right to rescind or annul an acceleration of the principal of the junior subordinated debentures or

      o consent to any amendment or modification of the indenture, where consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities; provided, however, that where a consent under the indenture would require the consent of each affected holder of junior subordinated debentures, no consent shall be given by the property trustee without the prior consent of each holder of the preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of those holders. The property trustee shall notify all holders of preferred securities of any notice received from the trustee under the indenture as a result of the trust being the holder of the junior subordinated debentures. In addition to obtaining the consent of the holders of the preferred securities prior to taking any of these actions, the trustees shall obtain a legal opinion stating that the trust will not be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes as a result of that action and will continue to be classified as a grantor trust for United States federal income tax purposes.

      Any required consent of holders of preferred securities may be given at a meeting of holders of the preferred securities convened for that purpose or pursuant to written consent without a meeting and without prior notice. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

      Notwithstanding that holders of preferred securities are entitled to vote or consent under certain circumstances, any preferred securities that are owned by us, the trustees or any affiliate of ours or any trustee shall, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

      The preferred securities will initially be issued in fully registered global form that will be deposited with, or on behalf of, DTC. Global preferred securities may be issued only in fully registered form and unless and until a global preferred security is exchanged in whole or in part for the individual preferred securities represented thereby, the depositary holding the global preferred security may transfer the global preferred security only to its nominee or successor depositary or vice versa and only as a whole.

      The following provisions will apply to the depositary arrangements with respect to global preferred securities and junior subordinated debentures issued in global form upon dissolution and liquidation of the trust.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the preferred securities represented by such global security for all purposes under the trust agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to have preferred securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of preferred securities in certificated form and will not be considered the owners or holders thereof under the trust agreement. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a global security.

      If

      o we notify the trustees of the trust in writing that DTC is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 60 days;

      o we determine, in our sole discretion, not to have any preferred securities represented by one or more global securities; or

      o an event of default under the trust agreement has occurred and is continuing,

then we will issue individual preferred securities in certificated form in exchange for the relevant global securities.

      In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual preferred securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such preferred securities in certificated form registered in its name.

      The following is based on information furnished by DTC:

      Registered Owner. The preferred securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The applicable trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the preferred securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations that directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participant's Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of preferred securities must be made by or through a direct participant, which will receive a credit for the preferred securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participant's records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations, along with periodic statements of their holdings, from the participants through which they entered into the transaction.

      Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in preferred securities will not be issued unless the use of global securities is suspended.

      The depositary has no knowledge of the actual purchasers of global securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the preferred securities are credited at that time.

      Payments. Payments in respect of the preferred securities will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the applicable trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payments to the applicable trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to the applicable paying agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, preferred security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, preferred security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      None of any underwriter, the trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

      The following summary of some of the terms and provisions of the junior subordinated debentures supplements the description of the terms and provisions of the trust debt securities set forth in the accompanying prospectus under the heading "Description of the Trust Debt Securities." To the extent that any of the terms and provisions of the junior subordinated debentures described in this prospectus supplement are inconsistent with the description of the trust debt securities in the accompanying prospectus, the description of the junior subordinated debentures in this prospectus supplement replaces the description in the accompanying prospectus. The junior subordinated debentures will be issued pursuant to an indenture, which we refer to as the "indenture," to be dated as of December 17, 2002, between us and Wachovia Bank, National Association, the junior subordinated debenture trustee. The junior subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all our Senior Indebtedness.

Interest Rate; Maturity

      The trust will invest the proceeds from the issuance of the preferred securities, together with the consideration paid by us for the common securities, in the junior subordinated debentures. The junior subordinated debentures will be issued as a series of debentures under the indenture. The junior subordinated debentures will mature on December 31, 2032. The junior subordinated debentures will bear interest at the annual rate of 8.75%, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2003. Interest which is accrued and unpaid after a quarterly payment date will bear additional interest (to the extent permitted by law) at the annual rate of 8.75%, compounded quarterly. The term "interest" includes quarterly interest payments and interest on quarterly interest payments in arrears, as applicable. In addition, during any time that the property trustee is the holder of the junior subordinated debentures, we will be required to pay additional amounts on the junior subordinated debentures as may be necessary in order that the distribution amount then due and payable by the trust on the preferred securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event. The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions of the preferred securities.

Option to Extend Interest Payment Period

      Under the indenture, we have the right to defer payments of interest by extending the interest payment period for the junior subordinated debentures for up to 20 consecutive quarterly periods. However, such period of deferral may not extend beyond the maturity date or earlier redemption date of the junior subordinated debentures. We refer to any such period of deferral as an "extension period." We can extend or shorten an existing extension period. At the end of an extension period, we will be obligated to pay all interest then accrued and unpaid (together with interest on those accrued and unpaid amounts to the extent permitted by applicable law). Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. We will be required to give notice to the junior subordinated debenture trustee and cause the junior subordinated debenture trustee to give notice to the holders of the junior subordinated debentures of our election to begin an extension period, or any shortening or extension of a period in advance of the applicable record date.

Redemption

      The junior subordinated debentures may be redeemed at our option (1) at any time on or after December 17, 2007, in whole or in part, and (2) prior to December 17, 2007, in whole, but not in part, within 90 days following the occurrence and continuance of a Special Event, in any such case at a redemption price equal to l00% of the principal amount to be redeemed, plus accrued and unpaid interest, including any compounded interest and any additional interest, if any, to the date of redemption.

Subordination

      Payments on the junior subordinated debentures will be subordinated to the prior payment in full of all amounts payable on our Senior Indebtedness.

      "Senior Indebtedness" is defined in the indenture as the principal of and premium, if any, and unpaid interest on

      o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the indenture or created later, incurred, assumed or guaranteed, for money borrowed, unless the terms of that indebtedness provide that it is not senior or prior in right of payment to the junior subordinated debentures, and

      o     renewals,   extensions,   modifications   and   refundings  of  that
            indebtedness.

      Upon any payment or distribution of our assets or securities, upon our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on the Senior Indebtedness after the commencement of a bankruptcy, insolvency or similar proceeding) will be paid in full before the holders of the junior subordinated debentures will be entitled to receive from us any payment of principal of, premium, if any, or interest on, the junior subordinated debentures or distributions of any assets or securities.

      No direct or indirect payment by or on our behalf of principal of, premium, if any, or interest on, the junior subordinated debentures will be made if there is

      o a default in the payment of all or any portion of any Senior Indebtedness, or

      o any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, the required notice has been given to the junior subordinated debenture trustee and the default has not been cured or waived by or on behalf of the holders of the Senior Indebtedness.

      If the junior subordinated debenture trustee or any holder of the junior subordinated debentures receives any payment of the principal of, premium, if any, or interest on, the junior subordinated debentures when that payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then that payment will be received and held in trust for the holders of Senior Indebtedness and will be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full.

      Nothing in the indenture limits the right of the junior subordinated debenture trustee or the holders of the junior subordinated debentures to take any action to accelerate the maturity of the junior subordinated debentures or to pursue any rights or remedies against us, as long as all Senior Indebtedness is paid before holders of the junior subordinated debentures are entitled to receive any payment from us of principal of, premium, if any, or interest on, the junior subordinated debentures.

      Upon the payment in full of all Senior Indebtedness, the holders of the junior subordinated debentures will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments from us or distributions of our assets made on the Senior Indebtedness until the junior subordinated debentures are paid in full.

Events of Default

      The following are events of default under the indenture with respect to the junior subordinated debentures:

      o we do not pay interest on a junior subordinated debenture within 30 days of its due date (other than the deferral of interest payments during an extension period);

      o we do not pay the principal of a junior subordinated debenture on its due date;

      o we remain in breach of a covenant in respect of the junior subordinated debentures for 60 days after we receive written notice of default stating we are in breach; or

      o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events of bankruptcy, insolvency or reorganization occur.

      In case an event of default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization affecting us in which case the principal of, premium, if any, and any interest on, all of the junior subordinated debentures shall become immediately due and payable, the junior subordinated debenture trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debentures may declare the principal, together with interest accrued thereon, of all the junior subordinated debentures to be due and payable. If neither the junior subordinated debenture trustee nor the holders make that declaration then, if the junior subordinated debentures are held by the trust, the holders of at least 25% in aggregate liquidation amount of the preferred securities shall have the right to make that declaration by written notice to us and the junior subordinated debenture trustee. The holders of at least a majority in aggregate principal amount of the junior subordinated debentures, by notice to the junior subordinated debenture trustee, can rescind an acceleration, but if the declaration was made by the holders of the preferred securities, the holders of at least a majority in aggregate liquidation amount of the preferred securities must consent to the rescission of the acceleration. We will be required to furnish to the junior subordinated debenture trustee an annual statement as to our compliance with all conditions and covenants under the indenture and the junior subordinated debentures and as to any event of default.

Distribution of the Junior Subordinated Debentures

      If junior subordinated debentures are distributed to the holders of the preferred securities upon the dissolution and liquidation of the trust, the junior subordinated debentures will be issued in integral multiples of $25. We anticipate that any junior subordinated debentures distributed to holders of preferred securities will be distributed in the form of one or more global securities and that DTC, or any successor depositary for the preferred securities, would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially similar to those in effect for the preferred securities. Neither we, the junior subordinated debenture trustee nor any paying agent or any of our other agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Description of the Preferred Securities--Global Preferred Securities." Payments on the junior subordinated debentures represented by a global security will be made in immediately available funds to DTC, as the depositary for the junior subordinated debentures. In the event that the junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and the junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount, at the corporate office of the junior subordinated debenture trustee in Newark, New Jersey, or at the offices of any other paying agent or transfer agent appointed by us; provided, however, that payment of interest will be made by check mailed to the address of the persons entitled to the payment or by wire transfer. In addition, if the junior subordinated debentures are issued in certificated form, the record dates for payment of interest will be the 15th calendar day prior to the relevant payment date, whether or not a business day. If the junior subordinated debentures are distributed to the holders of the preferred securities upon the dissolution and liquidation of the trust, we will use our best efforts to list the junior subordinated debentures on the NYSE.

                          DESCRIPTION OF THE GUARANTEE

      The following summary of some of the terms and provisions of the guarantee supplements the description of the terms and provisions of the preferred securities guarantee set forth in the accompanying prospectus under the heading "Description of the Preferred Securities Guarantee." To the extent that any of the terms and provisions of the guarantee described in this prospectus supplement are inconsistent with the description of the preferred securities guarantee in the accompanying prospectus, the description of the guarantee in this prospectus supplement replaces the description in the accompany prospectus. Wachovia Bank, National Association will act as guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities.

General

      We will irrevocably agree, to pay in full, to the holders of the preferred securities, the guarantee payments set forth below (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by the trust, will be subject to the guarantee:

      o any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that that trust has funds available therefor,

      o the redemption price, to the extent that the trust has funds available therefor, and

      o upon a voluntary or involuntary termination, winding-up or liquidation of the trust (unless the junior subordinated debentures are redeemed or distributed to holders of the preferred securities in accordance with their terms), the lesser of

            -- the aggregate of the liquidation amount of $25 per preferred security plus all accumulated and unpaid distributions on the preferred securities to the date of payment, to the extent the trust has funds available therefor, and

            -- the amount of assets of the trust remaining available for distribution to holders of the preferred securities upon a dissolution and liquidation of the trust.

      Our obligation to make a guarantee payment may be satisfied by direct payment by us of the required amounts to the holders of the preferred securities or by causing the trust to pay those amounts to the holders. While our assets will not be available pursuant to the guarantee for the payment of any distribution, liquidation distribution or redemption price on any preferred securities if the trust does not have funds available therefor as described above, we have agreed under the trust agreement to pay all expenses of the trust except its obligations under the trust securities of the trust.

      No single document executed by us in connection with the issuance of the preferred securities will provide for our full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of our obligations under the guarantee, the trust agreement, the junior subordinated debentures and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See "Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Securities Guarantee" in the accompanying prospectus.

Status of the Guarantee

      The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our general liabilities. The trust agreement provides that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the guarantee. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution to the holders of the preferred securities of the junior subordinated debentures pursuant to the trust agreement.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities and the junior subordinated debentures. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), United States Treasury regulations (the "Treasury regulations"), and administrative and judicial rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. In particular, either the Internal Revenue Service (the "IRS") or the courts could disagree with the conclusions contained in this summary.

      This summary deals only with preferred securities and junior subordinated debentures held as capital assets and does not deal with persons in special tax situations, for example, financial institutions, banks, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding preferred securities or junior subordinated debentures as a position in a "straddle" or in a "hedging" or "conversion" transaction for tax purposes, or persons whose functional currency is not the United States dollar. This summary also does not deal with holders other than original purchasers who purchase the preferred securities at their original purchase price.

      Before purchasing the preferred securities or junior subordinated debentures, you should consult your own tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the preferred securities and junior subordinated debentures arising under any other tax laws of the United States or other taxing jurisdictions.

      For purposes of this summary, a "U.S. Holder" is a beneficial owner of a preferred security or junior subordinated debenture that is for United States federal income tax purposes:

      o     a citizen or resident of the United States,

      o a corporation or partnership, or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, unless otherwise provided by Treasury regulations,

      o an estate the income of which is subject to United States federal income taxation regardless of its source, or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996, to the extent provided in Treasury regulations, in each case except as otherwise provided under the provisions of an applicable tax treaty. A "Non-U.S. Holder" is a beneficial owner of a preferred security or junior subordinated debenture that is not a U.S. Holder.

Classification  of  the  preferred   securities  and  the  junior   subordinated
debentures

      In connection with the issuance of the preferred securities, Ballard Spahr Andrews & Ingersoll, LLP, tax counsel to PSEG ("Tax Counsel"), will render its opinion that, under current law and assuming full compliance with the terms of the junior subordinated debentures and related documents, the junior subordinated debentures will be classified for United States federal income tax purposes as our indebtedness.

      Tax Counsel will also render its opinion to the effect that, under current law and assuming full compliance with the terms of the trust agreement, the indenture, the guarantee and related documents, the trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as a partnership, an association that is taxable as a corporation, or a publicly traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets of the trust, specifically, the junior subordinated debentures. You will therefore be required to include in income for United States federal income tax purposes your allocable share of interest and other income paid, accrued, or realized with respect to the junior subordinated debentures. The portion of the purchase price for a preferred security that is allocable to prior accrued distributions may be treated as offsetting a portion of the interest income from the next scheduled payment or accrual on the junior subordinated debentures. Further, corporate U.S. Holders of the preferred securities will not be entitled to a dividends received deduction for any income from the preferred securities.

      By acceptance of a preferred security, each holder covenants for United States federal income tax purposes to treat the junior subordinated debentures as our indebtedness and to treat the preferred securities as evidence of a beneficial ownership interest in the junior subordinated debentures through a grantor trust.

Interest income and original issue discount

      Under the Treasury regulations relating to original issue discount ("OID"), a debt instrument is deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Our exercise of the option to defer payments of stated interest on the junior subordinated debentures would generally prevent us from:

      o     paying a dividend on our shares of capital stock; or

      o redeeming, purchasing, acquiring or making a liquidation payment on any of our capital stock.

      We therefore believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations. Accordingly, based upon the advice of Tax Counsel, we intend to take the position that the junior subordinated debentures will not be deemed to be issued with OID. Based on this position, provided we have not exercised our option to defer the payment of interest on the junior subordinated debentures, stated interest payments on the junior subordinated debentures will be includible in your ordinary income at the time that those payments are received or accrued, in accordance with your regular method of accounting for federal income tax purposes. However, the IRS could interpret the Treasury regulations relating to OID in a manner contrary to the position we intend to take. If the IRS succeeded in asserting the contrary position, the OID rules would generally require you to include interest on the junior subordinated debentures in your taxable income as it accrues rather than when you receive payment, even though you may use the cash method of accounting for federal income tax purposes.

Exercise of deferral option

      Under the Treasury regulations, if we exercise our option to defer the payment of interest on the junior subordinated debentures, then the junior subordinated debentures will be treated as redeemed and reissued for OID purposes. Accordingly, the sum of the remaining interest payments on the junior subordinated debentures would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis over the remaining term of the junior subordinated debentures, without regard to the actual timing of interest payments under the junior subordinated debentures and without regard to your regular method of accounting for federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the junior subordinated debentures and the actual receipt of future payments of stated interest on the junior subordinated debentures would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of that period. Any OID included in income would increase your adjusted tax basis in your preferred securities and junior subordinated debentures, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

Receipt of junior subordinated debentures or cash upon liquidation of the trust

      We will have the right at any time to dissolve the trust and cause the junior subordinated debentures to be distributed on a proportionate basis to you, subject to our receipt of an opinion of counsel that the distribution of the junior subordinated debentures would not result in a taxable event to holders of the preferred securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to you, and you would receive an aggregate tax basis in the junior subordinated debentures received equal to your aggregate tax basis in your preferred securities. Your holding period in the junior subordinated debentures so received in dissolution of the trust would include the period during which the preferred securities were held by you. If, despite the delivery of an opinion of counsel that the dissolution, resulting liquidation and distribution of junior subordinated debentures would not result in a taxable event to holders of the preferred securities, the trust is ultimately characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution and liquidation, the distribution of junior subordinated debentures would be a taxable event to holders of the preferred securities and your holding period in the junior subordinated debentures would commence on the day following your acquisition of the junior subordinated debentures.

      If you receive junior subordinated debentures in exchange for your preferred securities, you would continue to accrue interest, and OID if any, in respect of those junior subordinated debentures in the manner described above. Similarly, if the junior subordinated debentures are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your preferred securities, the redemption would be treated as a sale of the preferred securities in which gain or loss is recognized as described below.

Sale of preferred securities or junior subordinated debentures

      If you sell your preferred securities or junior subordinated debentures, or otherwise dispose of them in a taxable transaction (including a redemption for cash), then you will recognize gain or loss in an amount equal to the difference between:

      o the amount realized on the sale, exclusive of the amount equal to any unpaid interest on the junior subordinated debentures not previously included in your income, which excluded amount will be taxed as interest in the manner described above, and

      o your adjusted tax basis in the preferred securities or junior subordinated debentures at the time of disposition.

      For these purposes, your adjusted tax basis generally will equal the initial purchase price that you paid for the preferred securities, minus any amounts paid for accrued and unpaid distributions that are offset against interest or OID income, plus any accrued and unpaid distributions that you were required to treat as OID income, minus any cash payments you received in respect of accrued OID. Your gain or loss on the sale of preferred securities or junior subordinated debentures generally will be capital gain or loss, and will be long-term capital gain or loss if you have held this investment for more than one year at the time of disposition. Preferential rates of tax may apply to capital gains recognized upon the disposition of investments held for more than one year or more than five years. The deductibility of capital losses is subject to significant limitations.

Taxation of non-U.S. holders

      The rules governing the United States federal income taxation of non-U.S. Holders are complex, and the following discussion is intended only as a summary of these rules. If you are a non-U.S. Holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local, and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your investment in the preferred securities or the junior subordinated debentures.

      If you are a non-U.S. Holder, you will not be subject to United States federal income tax on payments of principal, premium (if any) or interest (including OID, if any) on the preferred securities or the junior subordinated debentures, or upon the sale, exchange, redemption, retirement or other disposition of the preferred securities or the junior subordinated debentures, if:

      o you do not own directly or indirectly 10% or more of the voting equity of PSEG;

      o you are not a controlled foreign corporation that is related to us through stock ownership;

      o     you  are  not  a  bank  receiving   interest  described  in  Section
            881(c)(3)(A) of the Tax Code;

      o your income and gain in respect of the preferred securities and junior subordinated debentures is not effectively connected with the conduct of a United States trade or business;

      o we or the applicable paying agent (the "Withholding Agent") have received from you a properly executed, applicable IRS Form W-8BEN or substantially similar form in the year in which a payment of interest, OID, principal, premium, or other disposition proceeds occurs, or in a preceding calendar year to the extent provided for in the instructions to the applicable IRS Form W-8BEN; and

      o in the case of gain upon the sale, exchange, redemption, retirement or other disposition of the preferred securities or junior subordinated debentures recognized by an individual non-U.S. Holder, you were present in the United States for less than 183 days during the calendar year in which the gain was recognized and certain other conditions were met.

      The IRS Form W-8BEN or substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. Holder and providing your name and address. You must inform the Withholding Agent of any change in the information on this statement within 30 days of the change, and complete and submit a new IRS Form W-8BEN or substantially similar form with the updated information. If you hold the preferred securities or junior subordinated debentures through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a copy of the executed IRS Form W-8BEN or substantially similar form that you provided to the organization or institution.

      If you are a non-U.S. Holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the applicable certification requirements. Treasury regulations also provide rules to determine whether, for purposes of determining the applicability of a tax treaty, interest paid to a non-U.S. Holder that is an entity should be treated as paid to the entity or to those holding ownership interests in that entity, and whether the entity or the holders in the entity are entitled to benefits under the tax treaty.

      In general, a non-U.S. Holder will be subject to regular United States federal income tax in the same manner as a U.S. Holder with respect to its investment in the preferred securities and the junior subordinated debentures, if that investment is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States. In addition, a corporate non-U.S. Holder that receives income that is or is deemed effectively connected with a trade or business in the United States may also be subject to the branch profits tax under Section 884 of the Tax Code at the rate of 30% (or lower treaty rate). This tax is payable in addition to regular United States federal corporate income tax. To obtain an exemption from withholding on preferred securities or junior subordinated debentures effectively connected with your conduct of a trade or business in the United States, you must generally supply to the withholding agent an applicable IRS Form W-8ECI.

Proposed Legislation

      On January 24, 2002, Representative Charles B. Rangel introduced legislation in the U.S. House of Representatives which, if enacted in its current form, would in some cases disallow interest deductions for United States federal income tax purposes for interest paid on debentures with certain similarities to the junior subordinated debentures. This legislation is proposed to be effective for instruments issued on or after the date of enactment of such legislation. Consequently, as drafted, this legislation would not affect the preferred securities or the junior subordinated debentures or otherwise result in a Tax Event as described under "Description of the Preferred Securities--Special Event Redemption." However, there can be no assurance that the proposed legislation, final legislation or any other future legislative proposals will not adversely affect our ability to deduct interest on the junior subordinated debentures or otherwise affect the tax treatment of the transactions described in this prospectus supplement. Such change could, if applicable to the junior subordinated debentures or preferred securities, give rise to a Tax Event, which would permit us to cause a redemption of the preferred securities and create a taxable event for holders of preferred securities.

Information reporting and backup withholding

      Information reporting and backup withholding at the applicable statutory rate may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS.

      If you are a U.S. Holder, you may be subject to backup withholding when you receive interest or OID payments on the preferred securities or junior subordinated debentures, or proceeds upon the sale, exchange, redemption, retirement or other disposition of the preferred securities or junior subordinated debentures. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

      o     your correct taxpayer identification number, and

      o     a certification that you are exempt from backup withholding  because
            (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

      If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS. Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the preferred securities or junior subordinated debentures paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS. It is anticipated that income on the preferred securities and junior subordinated debentures will be reported to U.S. Holders on Form 1099-INT or, if we exercise our option to defer any payment of interest, Form 1099-OID, and mailed to U.S. Holders by January 31 following each calendar year.

      If you are a non-U.S. Holder, the amount of interest and OID paid to you on the preferred securities or junior subordinated debentures during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest and OID paid to you on the preferred securities or the junior subordinated debentures may be subject to backup withholding, unless you properly certify your non-U.S. Holder status on an IRS Form W-8BEN or substantially similar form in the manner described above. Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of the preferred securities or junior subordinated debentures, if you properly certify that you are a non-U.S. Holder on an IRS Form W-8BEN or substantially similar form.

                              ERISA CONSIDERATIONS

General fiduciary obligations

      Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, ERISA, must consider whether:

      o     their   investment  in  the  preferred   securities   satisfies  the
            diversification requirements of ERISA;

      o the investment is prudent in light of possible limitations on the marketability of our preferred securities and junior subordinated debentures;

      o they have authority to acquire the preferred securities under the applicable governing instrument and Title I of ERISA; and

      o     the  investment  is  otherwise   consistent   with  their  fiduciary
            responsibilities.

      Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of a violation. Fiduciaries of any IRA, Roth IRA, Keogh Plan or other qualified retirement plan subject to the prohibited transaction provisions of the Tax Code but not subject to Title I of ERISA, referred to as "non-ERISA plans," should consider that a plan may only make investments that are authorized by the appropriate governing instrument. Fiduciaries should consult their own legal advisors if they have any concern as to whether the investment is consistent with the foregoing criteria.

Prohibited transactions

      Fiduciaries of ERISA plans and persons making the investment decision for an IRA or other non-ERISA plan should consider the application of the prohibited transaction provisions of ERISA and the Tax Code in making their investment decision. Sales and other transactions between an ERISA plan or a non-ERISA plan, and persons related to it are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA plan or non-ERISA plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA plans, may also result in the imposition of an excise tax under the Tax Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the plan. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA or Roth IRA is maintained or his beneficiary, the IRA or Roth IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction, but no excise tax will be imposed. Fiduciaries should consult their own legal advisors as to whether the ownership of the preferred securities or junior subordinated debentures involves a prohibited transaction.

Special fiduciary and prohibited transactions consequences

      The Department of Labor, which has administrative responsibility over ERISA plans as well as non-ERISA plans, has issued a regulation defining "plan assets." The regulation generally provides that when an ERISA or non-ERISA plan acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA plan's or non-ERISA plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

      The regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Securities Exchange Act of 1934, or sold under an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The preferred securities have been registered under the Securities Exchange Act of 1934.

      The regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We believe that, immediately after this offering, the preferred securities should be owned by 100 or more investors independent of us and of each other, and therefore that the "widely held" requirement for qualification as publicly offered securities should be met.

      The regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include:

      o any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

      o any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

      o any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

      o any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer.

      We believe that at present there exist no other facts or circumstances limiting the transferability of the preferred securities which are not included among those enumerated as not affecting their free transferability under the regulation, and we do not expect or intend to impose in the future, or to permit any person to impose on our behalf, any limitations or restrictions on transfer which would not be among the enumerated permissible limitations or restrictions.

      The discussion herein of ERISA is general in nature and is not intended to be complete. Any fiduciary of a plan, governmental plan, church plan or a foreign plan considering an investment in the preferred securities should consult with its legal advisors regarding the consequences and advisability of this investment.

                                  UNDERWRITING

      Subject to the terms and conditions of an underwriting agreement dated the date of this prospectus supplement, the trust has agreed to sell to each underwriter named below and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Warburg LLC are acting as representatives, has severally, but not jointly, agreed to purchase from the trust, the number of preferred securities set forth opposite the name of each underwriter below.

                                                                       Number
                                                                    of Preferred
                   Underwriter                                       Securities
                   -----------                                      ------------

      Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated ...................................    835,000
      Morgan Stanley & Co. Incorporated ...........................    835,000
      UBS Warburg LLC .............................................    835,000
      Credit Suisse First Boston Corporation ......................    835,000
      Lehman Brothers Inc. ........................................    835,000
      Prudential Securities Incorporated ..........................    835,000
      Wachovia Securities, Inc. ...................................    835,000
      ABN AMRO Incorporated .......................................     55,000
      Banc of America Securities LLC ..............................     55,000
      CIBC World Markets Corp. ....................................     55,000
      Deutsche Bank Securities Inc. ...............................     55,000
      Gerard Klauer Mattison & Co., Inc. ..........................     55,000
      J.P. Morgan Securities Inc. .................................     55,000
      Janney Montgomery Scott LLC .................................     55,000
      Jefferies & Company, Inc. ...................................     55,000
      Legg Mason Wood Walker, Incorporated ........................     55,000
      McDonald Investments Inc., a KeyCorp Company ................     55,000
      Quick & Reilly, Inc. ........................................     55,000
      RBC Dain Rauscher Inc. ......................................     55,000
      Stifel, Nicolaus & Company, Incorporated ....................     55,000
      TD Waterhouse Investor Services, Inc. .......................     55,000
      US Bancorp Piper Jaffray Inc. ...............................     55,000
      Wells Fargo Van Kasper, LLC .................................     55,000
      The Williams Capital Group, L.P. ............................     55,000
      Advest, Inc. ................................................     35,000
      BB&T Capital Markets, A division of Scott and
        Stringfellow, Inc. ........................................     35,000
      Robert W. Baird & Co. Incorporated ..........................     35,000
      M.R. Beal & Company .........................................     35,000
      William Blair & Company, L.L.C. .............................     35,000
      Fahnestock & Co. Inc. .......................................     35,000
      Ferris, Baker Watts, Incorporated ...........................     35,000
      C.L. King & Associates, Inc. ................................     35,000
      Mesirow Financial, Inc. .....................................     35,000
      Morgan Keegan & Company, Inc. ...............................     35,000
      NatCity Investments, Inc. ...................................     35,000
      SWS Securities, Inc. ........................................     35,000
                                                                     ---------
                  Total ...........................................  7,200,000
                                                                     =========

      In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the preferred securities offered hereby if any of the preferred securities are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      We and the trust have agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters may be required to make.

      The underwriters are offering the preferred securities, subject to prior sale, when, as and if issued and accepted by them, subject to approval of legal matters by their counsel, including the validity of the preferred securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

      The underwriters and their affiliates have in the past and may in the future engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Certain of the underwriters or their affiliates are lenders under certain of our revolving credit facilities. Affiliates of Wachovia Securities, Inc. serve as Delaware trustee and property trustee of the trust and will serve as trustee under the indenture pursuant to which the junior subordinated debentures will be issued and as guarantee trustee under the guarantee.

      The underwriters have advised us that they propose to offer the preferred securities to the public initially at $25 per preferred security and to dealers at that price less a concession not in excess of $.50 per preferred security. The underwriters may allow, and the dealers may reallow, a discount not in excess of $.45 per preferred security to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

      Because the proceeds from the sale of the preferred securities and the common securities will be used to purchase our junior subordinated debentures, we have agreed to pay to the underwriters an underwriting commission of $.7875 per preferred security (or a total of $5,670,000).

      We will pay all expenses, estimated to be approximately $250,000, associated with the offer and sale of the preferred securities.

      Before this offering, there was no established public trading market for the preferred securities. The preferred securities have been approved for listing on the NYSE, subject to official notice of issuance. Trading of the preferred securities on the NYSE is expected to begin within 30 days after the date of original issuance. In order to meet all of the requirements for listing the preferred securities on the NYSE, the underwriters have agreed to sell the preferred securities to a minimum of 400 beneficial owners. The representatives have advised us that they intend to make a market in the preferred securities. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. No assurance is given that a liquid trading market for the preferred securities will be available.

      We and the trust have agreed, during the period beginning from the date of the underwriting agreement and continuing to and including the earlier of (i) the date on which the distribution of the preferred securities ceases, as determined by the representatives, or (ii) 30 days from the settlement date, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any other preferred securities of the trust or any securities of PSEG which are substantially similar to the junior subordinated debentures, the preferred securities guarantee or the preferred securities or any securities convertible into or exchangeable into or representing the right to receive any of those securities, without the prior written consent of the representatives.

      It is expected that delivery of the preferred securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement.

      In connection with the sale of the preferred securities, rules of the Securities and Exchange Commission permit the underwriters to engage in transactions that stabilize the price of the preferred securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the preferred securities.

      The underwriters may create a short position in the preferred securities in connection with this offering. That means they may sell a larger number of preferred securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase preferred securities in the open market to reduce the short position.

      If the underwriters purchase the preferred securities to stabilize the price or to reduce their short position, the price of the preferred securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that the purchases may have on the price of the preferred securities.

      The underwriters may suspend any of these activities at any time.

      The representatives may also impose a penalty bid on certain underwriters and selling group members. This means that, if the representatives purchase preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the preferred securities, it may reclaim the amount of the selling concession from the underwriters and the selling group members who sold those preferred securities as part of this offering.

                                  LEGAL MATTERS

      Certain legal matters with respect to the offering of the preferred securities and the junior subordinated debentures will be passed on for us by James T. Foran, Esq., our Associate General Counsel, and by Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to PSEG, and for the underwriters by Sidley Austin Brown & Wood LLP. Sidley Austin Brown & Wood LLP will rely upon the opinion of Mr. Foran as to all matters of New Jersey law. Several matters of Delaware law with respect to the validity of the preferred securities offered hereby will be passed upon for us and the trust by Richards, Layton & Finger, P.A.

                                     EXPERTS

      The financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule, incorporated by reference in the prospectus dated December 5, 2002 from the Company's Current Report on Form 8-K dated November 22, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                              PSEG FUNDING TRUST II
                             PSEG FUNDING TRUST III
                              PSEG FUNDING TRUST IV

                       By this prospectus, we offer up to

                                 $1,000,000,000

                                       of

                  Public Service Enterprise Group Incorporated
                         Common Stock, Preferred Stock,
               Stock Purchase Contracts, Stock Purchase Units and
                                 Debt Securities

                                       and

                              PSEG Funding Trust II
                             PSEG Funding Trust III
                              PSEG Funding Trust IV

                           Preferred Trust Securities
                  Guaranteed as described in this prospectus by Public Service Enterprise Group Incorporated

     We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

     See "Risk Factors" beginning on page 5 for certain risks you should consider.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 5, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus .....................................................    3

Information about the Issuers .............................................    3

Risk Factors ..............................................................    5

Forward-Looking Statements ................................................   12

Use of Proceeds ...........................................................   13

Accounting Treatment Relating to Preferred Trust Securities ...............   13

Description of the Senior and Subordinated Debt Securities ................   13

Description of the Trust Debt Securities ..................................   24

Description of the Preferred Trust Securities .............................   29

Description of the Preferred Securities Guarantee .........................   37

Relationship among the Preferred Trust Securities,
  the Trust Debt Securities and the Preferred Securities Guarantee ........   39

Description of the Capital Stock ..........................................   40

Description of the Stock Purchase Contracts and Stock Purchase Units ......   41

Plan of Distribution ......................................................   41

Legal Matters .............................................................   43

Experts ...................................................................   43

Where You Can Find More Information .......................................   43

Incorporation of Certain Documents by Reference ...........................   43

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we and PSEG Funding Trust II, PSEG Funding Trust III and PSEG Funding Trust IV each of which we refer to as, a "Trust" and, collectively as the "Trusts," filed with the SEC using a "shelf" registration process. Under this shelf process, we and/or the Trusts may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $1,000,000,000.

     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

     In this prospectus, unless the context indicates otherwise, the words and terms "PSEG," "the company," "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

     We may use this prospectus to offer from time to time:

     o    shares of our common stock, without par value;

     o shares of our preferred stock, without par value, which may be convertible into our common stock;

     o    stock purchase contracts to purchase shares of our common stock;

     o our unsecured debt securities, which may include senior, subordinated and trust debt securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior debt securities, subordinated debt securities and trust debt securities, as the "debt securities;"

     o stock purchase units, consisting of a stock purchase contract and our debt securities, a Trust's preferred securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders' obligations under the stock purchase contracts.

     The Trusts may also use this prospectus to offer from time to time their respective preferred securities, which we refer to in this prospectus as the "preferred trust securities." We will execute a preferred securities guarantee covering the preferred trust securities of each Trust and will guarantee each Trust's obligations under the preferred trust securities as described herein.

     We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units, the debt securities, the preferred trust securities and the preferred securities guarantee collectively as the "securities."

     For more detailed information about the securities, you should also review the exhibits to the registration statement, which were either filed with the registration statement or incorporated by reference to other SEC filings.

                          INFORMATION ABOUT THE ISSUERS

Public Service Enterprise Group Incorporated

      We are an integrated energy and energy services company engaged in power generation, regulated delivery of power and gas service and wholesale energy marketing and trading. We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 and neither own nor operate any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries:

     o Public Service Electric and Gas Company ("PSE&G"), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;

     o PSEG Power LLC ("Power"), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;

     o PSEG Energy Holdings LLC ("Energy Holdings"), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and

     o PSEG Services Corporation ("Services"), which provides administrative and support services to us and our subsidiaries.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Ratios of Earnings to Fixed Charges

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:

                               (unaudited)                    Years Ended December 31,
                            Nine Months Ended    ---------------------------------------------------
                           September 30, 2002    1997       1998        1999        2000        2001
                           ------------------    ----       ----        ----        ----        ----
Ratios of Earnings to
  Fixed Charges ..........         1.17          2.43        2.80       3.07        2.60        2.04

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude: the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.

Ratios of Earnings to Combined Fixed Charges and Preference Dividends

      Our ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated is the same as our ratios of earnings to fixed charges.

The Trusts

      Each Trust is a statutory trust created under the Delaware Statutory Trust Act and operating under a trust agreement among us, Wachovia Bank, National Association (formerly known as First Union National Bank), as the property trustee, Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), as Delaware trustee and one or more of our employees, as administrative trustee. In this prospectus, we refer to each of these agreements, as amended and restated, as a "trust agreement." Each Trust exists only to issue and sell its preferred trust securities and common trust securities, to acquire and hold our trust debt securities as trust assets and to engage in activities incidental to the foregoing. We will own all of each Trust's outstanding common trust securities. These common trust securities will represent at least 3% of the total capital of each Trust. Payments will be made on the common trust securities of a Trust pro rata with the preferred trust securities of that Trust, except that the right to payment on the common trust securities will be subordinated to the rights of the preferred trust securities if there is a default under the applicable trust agreement resulting from an event of default under the related trust debt indenture.

      Each Trust's business and affairs will be conducted by its trustees and us, as depositor, as set forth in its trust agreement. The office of the Delaware trustee in the State of Delaware is One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. Each Trust's offices are located at 80 Park Plaza, Newark, NJ 07102 and its telephone number is (973) 430-7000.

                                  RISK FACTORS

     The following factors should be considered when reviewing our business and are relied upon by us in issuing any forward-looking statements. These factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of us. Some or all of these factors may apply to us and our subsidiaries.

Because A Portion Of Our Business Is Conducted Outside The United States, Adverse International Developments Could Negatively Impact Our Business

     A component of our business strategy has been the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Energy Holdings' subsidiary, PSEG Global Inc. ("Global"), has interests, or in which Global is or could be exploring development or acquisition opportunities, present risks that may be different than those found in the United States including:

     o    delays in permitting and licensing;

     o    construction delays and interruption of business;

     o    risks of war;

     o    expropriation;

     o    nationalization;

     o    renegotiation or nullification of existing contracts; and

     o    changes in law or tax policy.

     Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

     Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

Credit, Commodity And Financial Market Risks Could Negatively Impact Our
Business

     The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity.

     A majority of our revenue is generated by one-year contracts with various direct bidders of the New Jersey basic generation service ("BGS") Auction which expire on July 31, 2003, and from bilateral contracts for the sale of electricity with third-party load serving entities and power marketers. Our generation revenues and results of operations will be dependent upon prevailing market prices for energy, capacity and ancillary services in the markets we serve.

     The following factors are among those that will influence the market prices for energy, capacity and ancillary services:

     o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

     o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

     o transmission congestion and access in PJM and/or other competitive markets;

     o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

     o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

     o    fluctuating weather conditions;

     o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

     o changes in regulations applicable to PJM and other Independent System Operators ("ISO").

     As a result of the BGS auction, Power entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G, commencing August 1, 2002. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under these BGS contracts with counterparties could have a material impact on our results of operations, cash flows and financial position.

Energy Obligations, Available Supply And Trading Risks Could Negatively Impact Our Business

     Our energy trading and marketing activities frequently involve the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of our long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

     If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty Credit Risks Or A Deterioration Of Power's Credit Quality May Have An Adverse Impact On Our Business

     We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures as well as counterparty credit requirements, and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

     In connection with its energy trading activities, Power must meet credit quality standards required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to Power. If Power loses its investment grade credit rating, its subsidiary, PSEG Energy Resources & Trade LLC ("ER&T"), would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

Substantial Change In The Electric Energy Industry Could Negatively Impact Our Business

     The electric energy industry in the State of New Jersey, across the country and around the world is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the electric energy markets are now open to competition from other suppliers in most markets. Increased competition from these suppliers could have a negative impact on our wholesale and retail sales. Among the factors that are common to the electric industry that affect our business are:

     o ability to obtain adequate and timely rate relief, cost recovery, including unsecuritized stranded costs, and other necessary regulatory approvals;

     o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

     o    energy sales retention and growth;

     o    revenue stability and growth;

     o    nuclear operations and decommissioning;

     o increased capital investments attributable to environmental regulations;

     o    managing energy trading operations;

     o ability to complete development or acquisition of current and future investments;

     o managing electric generation and distribution operations in locations outside of traditional utility service territory;

     o    exposure to market price fluctuations and volatility;

     o    regulatory restrictions on affiliate transactions; and

     o    debt and equity market concerns.

Generation Operating Performance May Fall Below Projected Levels

     Operation below expected capacity levels may result in lost revenues, increased expenses and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

     The risks associated with operating power generation facilities, each of which could result in performance below expected capacity levels, include:

     o    breakdown or failure of equipment or processes;

     o    disruptions in the transmission of electricity;

     o    labor disputes;

     o    fuel supply interruptions;

     o limitations which may be imposed by environmental or other regulatory requirements;

     o    permit limitations; and

     o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

Our Ability to Service Our Debt Could Be Limited

     We are a holding company with no material assets other than the stock of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts. As a result, our debt will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

     We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

     Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness.

     We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

If Our Operating Performance Falls Below Projected Levels, We May Not Be Able to Service Our Debt

      The risks associated with operating power generation facilities include the breakdown or failure of equipment or processes, labor disputes and fuel supply interruption, each of which could result in performance below expected capacity levels. Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

     Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Our Ability To Control Cash Flow From Our Minority Investments Is Limited

     Our ability to control investments in which we own a minority interest is limited. Assuming a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. As such, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

     Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Energy Holdings' subsidiary, PSEG Resources LLC ("Resources"), are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

     As a public utility, PSE&G's rates are regulated by the New Jersey Board of Public Utilities ("BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to recover its operating expenses and allow it to earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by the FERC. PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on cash flows.

     If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

     Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. While these rates are designed to cover all operating costs and provide a return, considerable fiscal and cash uncertainties in certain countries due to economic, political and social crisis could have an adverse impact.

     We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries' and affiliates or to enable its subsidiaries and affiliates to comply with the terms of debt agreements.

We May Not Have Access To Sufficient Capital In The Amounts And At The Times Needed

     Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs and assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

     We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. The availability of capital is not assured since it is dependent upon our performance and that of our other subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We And Our Subsidiaries Are Subject To Substantial Competition From Well Capitalized Participants In The Worldwide Energy Markets

     We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

     o    merchant generators;

     o    domestic and multi-national utility generators;

     o    fuel supply companies;

     o    engineering companies;

     o    equipment manufacturers;

     o    and affiliates of other industrial companies.

     Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

     Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the merchant generation business. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies.

Power Transmission Facilities May Impact Our Ability To Deliver Our Output To Customers

     Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

     o    transmission is disrupted,

     o    transmission capacity is inadequate, or

     o    a region's power transmission infrastructure is inadequate.

Regulatory Issues Significantly Impact Our Operations

     Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

     We believe that we have obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission (NRC), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure that we will be able to obtain any required regulatory approval in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals, could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

     We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

     We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

     We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

     We can give no assurance that we will be able to:

     o obtain all required environmental approvals that we do not yet have or that may be required in the future;

     o obtain any necessary modifications to existing environmental approvals;

     o maintain compliance with all applicable environmental laws, regulations and approvals; or

     o    recover any resulting costs through future sales.

     Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

We Are Subject To More Stringent Environmental Regulation Than Many Of Our Competitors

     Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and, therefore, more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

     We have insurance for our facilities, including:

     o    all-risk property damage insurance;

     o    commercial general public liability insurance;

     o    boiler and machinery coverage;

     o    nuclear liability; and

     o for our nuclear generating units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate.

     We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Acquisition, Construction And Development Activities May Not Be Successful

     We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

     The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

     o    equipment and material supply interruptions;

     o    labor disputes;

     o    unforeseen engineering environmental and geological problems; and

     o    unanticipated cost overruns.

     The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes In Technology May Make Our Power Generation Assets Less Competitive

     A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. While these methods are not currently cost-effective, it is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

Recession, Acts Of War Or Terrorism Could Negatively Impact Our Business

     The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

     Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or in the documents or information incorporated by reference or deemed to be incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

     o the significant considerations and risks discussed in any incorporated document or prospectus supplement;

     o    general and local economic, market or business conditions;

     o    industrial, commercial and residential growth in the markets we serve;

     o since a portion of our business is conducted outside the United States, adverse international developments;

     o demand (or lack thereof) for electricity, capacity and ancillary services in the markets served by our generation units;

     o    increasing competition from other companies;

     o the acquisition and development opportunities (or lack thereof) that may be presented to and pursued by us;

     o terrorist threats and activities, particularly with respect to our generation facilities, economic uncertainty caused by recent terrorist attacks on the United States and potential adverse reactions to United States anti-terrorism activities;

     o nuclear decommissioning and the availability of storage facilities for spent nuclear fuel;

     o    changes in laws or regulations that are applicable to us;

     o    environmental constraints on construction and operation;

     o    the rapidly changing market for energy products;

     o    licensing approval for our nuclear and other operating stations;

     o the ability to economically and safely operate our generating facilities in accordance with regulatory requirements;

     o the ability to obtain adequate and timely rate relief in our regulated businesses;

     o the ability to maintain insurance for our operations and facilities at reasonable rates;

     o    access to capital;

     o    credit, commodity and financial market risks; and

     o other factors, such as weather conditions, many of which are beyond our control.

     Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any related prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt. Each Trust will use all of the proceeds received from the sale of its preferred trust securities and common trust securities to purchase our trust debt securities.

           ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES

     The financial statements of each Trust will be consolidated with our financial statements, with the respective preferred trust securities shown on our consolidated financial statements as our guaranteed preferred beneficial interest in trust debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of a Trust consist of our trust debt securities and will specify the designation, principal amount, interest rate or formula and maturity date of the trust debt securities.

           DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

     We may issue from time to time one or more series of the senior debt securities under our Senior Indenture dated as of November 1, 1998 between us and Wachovia Bank, National Association (formerly known as First Union National
Bank), as Senior Trustee, or one or more series of the subordinated debt securities under our Subordinated Indenture to be entered into between us and Wachovia Bank, National Association, as Subordinated Trustee. The term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

     The Senior Indenture and the form of Subordinated Indenture (sometimes together referred as the "Indentures" and, individually, as an "Indenture") are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939. We have summarized the material terms and provisions of the Indentures. Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indenture that governs your debt securities for provisions that may be important to you.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

     The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other of our unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described below under " Subordinated Indenture Provisions." In this section, unless the context requires, the words "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and not its consolidated subsidiaries.

     Because we are a holding company and conduct all of our operations through our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders other than, in each case, where we are the creditor. As of September 30, 2002, PSE&G had 795,234 shares of its preferred stock outstanding with an aggregate par value of approximately $80 million. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of September 30, 2002, our subsidiaries had approximately $13.0 billion of debt outstanding.

     Each Indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement may be issued in an unlimited amount under that Indenture in one or more series, in each case as authorized by us from time to time.

     You should read the relevant prospectus supplement for a description of the material terms of any debt securities being offered, including:

     o the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

     o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of that series;

     o if less than the principal amount of the debt securities are payable upon acceleration of the maturity of the debt securities, the portion that will be payable or how this portion will be determined;

     o the date or dates, or how the date or dates will be determined or extended, on which the principal of the debt securities will be payable;

     o the rate or rates of interest, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined;

     o    the terms of any remarketing of the debt securities;

     o the date or dates from which interest, if any, on the debt securities will accrue or how the date or dates will be determined;

     o the interest payment dates, if any, and the record dates for any interest payments or how the date or dates will be determined;

     o the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     o the right, if any, to extend interest payment periods and the duration of any extension;

     o    any optional redemption provisions;

     o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

     o whether the debt securities will be issued as registered securities, bearer securities or both and any applicable restrictions;

     o whether the debt securities will be issuable in temporary or permanent global form and any applicable restrictions or limitations;

     o the place or places where the principal of and any premium and interest on the debt securities will be payable and to whom and how those payments will be made;

     o whether the debt securities are convertible or exchangeable into any other securities and, if so, the applicable terms and conditions;

     o the denominations in which the debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;

     o the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

     o if other than the Trustee, the identity of each security registrar and/or paying agent;

     o the applicability of the provisions of the applicable Indenture described below under "-- Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

     o whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

     o any deletions, additions or changes in the events of default in the applicable Indenture and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

     o any deletions, additions or changes in the covenants in the applicable Indenture;

     o the applicability of or any change in the subordination provisions of the Indenture for a series of debt securities;

     o any provisions granting special rights to holders of the debt securities upon the occurrence of specified events; and

     o    any other material terms of the debt securities.

     If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the debt securities being offered.

     For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include the payment of any additional amounts required by the terms of the debt securities.

     Debt securities may provide for less than the entire principal amount to be payable upon acceleration of the maturity date ("original issue discount securities"). Federal income tax and other matters concerning any original issue discount securities will be discussed in the applicable prospectus supplement.

     Neither Indenture limits the amount of debt securities that may be issued in distinct series from time to time. Debt securities issued under an Indenture are referred to, when a single Trustee is acting as trustee for all debt securities issued under an Indenture, as the "indenture securities." Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more different series of indenture securities. See "-- Resignation of Trustee" below. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term indenture securities will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of indenture securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the indenture securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.

Denominations, Registration and Transfer

     Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The Indentures also provide that debt securities of a series may be issuable in global form. See "-- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of registered securities) and in the denomination of $5,000 (in the case of bearer securities). Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached.

     Registered securities will be exchangeable for other registered securities of the same series. If provided in the prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

     Registered securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange

     o at each office or agency required to be maintained by us for payment of that series as described in "-- Payment and Paying Agents" below, and

     o at each other office or agency that we may designate from time to time for those purposes.

     No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

     We will not be required to

     o issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on


          - if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and

          - if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

     o register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

     o exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

     o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Payment and Paying Agents

     Unless otherwise provided in the prospectus supplement, premium, interest and additional amounts, if any, on registered securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest may be paid

     o by check mailed to the address of the person entitled thereto appearing in the security register or

     o by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

     Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest.

     If debt securities of a series are issuable solely as bearer securities or as both registered securities and bearer securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency

     o outside the United States where, subject to any applicable laws and regulations, the principal of and premium, and interest, if any, on the series will be payable and

     o in The City of New York for payments with respect to any registered securities of that series (and for payments with respect to bearer securities of that series in the limited circumstances described below, but not otherwise);

provided that, if required in connection with any listing of debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those debt securities in any city located outside the United States required by the applicable stock exchange. The initial locations of those offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of and premium, if any and interest, if any, on bearer securities may be paid by wire transfer to an account maintained by the person entitled thereto with a bank located outside the United States. Unless otherwise provided in the prospectus supplement, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for those interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal of and premium, if any and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

     The following will constitute events of default under each Indenture with respect to any series of debt securities, unless we state otherwise in the applicable prospectus supplement:

     o we do not pay interest on a debt security of that series within 30 days of its due date;

     o we do not pay principal of, or any premium on, a debt security of the series on its due date;

     o we do not deposit any sinking fund payment when due by the terms of any debt security of that series;

     o we remain in breach of a covenant in respect of the debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of debt securities of the series;

     o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and

     o any other event of default provided with respect to debt securities of that series occurs.

     We are required to file with the Trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so.

     If an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be due and payable immediately.

     Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of debt securities of that series, unless the holders have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series and any related coupons, waive any past default with respect to that series and its consequences, except a default

     o in the payment of the principal of, or premium, or interest, if any, on any debt security of that series or any related coupons or

     o relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment.

Merger or Consolidation

     Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the securities issued thereunder and immediately after the transaction no default shall exist.

Modification or Waiver

     Modification and amendment of each Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all outstanding indenture securities issued thereunder that are affected by the modification or amendment. The consent of the holder of each outstanding indenture security affected is, however, required to:

     o change the maturity of the principal of or any installment of principal of or interest on that indenture security;

     o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, that indenture security, or change the manner of calculation thereof;

     o change our obligation, if any, to pay additional amounts in respect of that indenture security;

     o reduce the portion of the principal of an original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity date thereof or provable in bankruptcy;

     o adversely affect any right of repayment at the option of the holder of that indenture security;

     o change the place or currency of payment of principal, premium or interest on that indenture security;

     o impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;

     o adversely affect any right to convert or exchange that indenture security;

     o reduce the percentage in principal amount of that outstanding indenture securities required to amend or waive compliance with certain provisions of the applicable Indenture or to waive certain defaults;

     o    reduce the requirements for voting or quorum described below; or

     o modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each indenture security affected thereby.

     In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each outstanding subordinated security affected thereby, modify any of the provisions of that Indenture relating to the subordination of the subordinated securities in a manner adverse to the holders and no such modification or amendment may adversely affect the rights of any holder of senior indebtedness described under the caption "-- Subordinated Indenture Provisions" without the consent of that holder of senior indebtedness.

     The holders of a majority in aggregate principal amount of outstanding indenture securities have the right to waive our compliance with certain covenants in the applicable Indenture.

     Modification and amendment of each Indenture may be made by the Trustee and us, without the consent of any holder, for any of the following purposes:

     o to evidence the succession of another person to us as obligor under such Indenture;

     o to add to our covenants for the benefit of the holders of all or any series of indenture securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;

     o to add events of default for the benefit of the holders of all or any series of indenture securities;

     o to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of indenture securities in uncertificated form, provided that any such actions do not adversely affect the holders of the indenture securities or any related coupons;

     o to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no indenture securities outstanding entitled to the benefit of those provisions;

     o to secure the indenture securities under the applicable Indenture pursuant to any requirements of the Indenture, or otherwise;

     o to establish the form or terms of indenture securities of any series and any related coupons;

     o to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

     o to cure any ambiguity, defect or inconsistency in the Indenture, provided that action does not adversely affect the interests of holders of indenture securities of a series issued thereunder or any related coupons in any material respect; or

     o to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of indenture securities thereunder, provided that the action does not adversely affect the interests of the holders of any indenture securities and any related coupons in any material respect.

     In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

     o the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

     o the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

     o indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

     Each Indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding indenture securities of that series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each indenture security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding indenture securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding indenture securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of a series held in accordance with the applicable Indenture will be binding on all holders of indenture securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding indenture securities of a series; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding indenture securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

     We may discharge certain of our obligations to holders of debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on the debt securities on their various due dates.

     Each Indenture provides that, if the series of the debt securities provides for it, we may elect either to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, with certain limited exceptions (this is called "full defeasance") or to be released from our obligations under any specified covenant with respect to those debt securities and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities and any related coupons (this is called "covenant defeasance").

     In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of the debt securities of the particular series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the debt securities on their various due dates.

     A trust may only be established if, among other things, we have delivered to the Trustee a legal opinion stating that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

     In the event we effect covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on those debt securities and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on those debt securities and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

     If the Trustee or any paying agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the Indenture and the debt securities and any related coupons will be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until the Trustee or paying agent is permitted to apply all such money in accordance with such Indenture.

     The prospectus supplement may further describe the provisions, if any, permitting full defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

     Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a "global security"). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the Trustee and then by the Trustee to the depositary.

     We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a Global Security.

     If

     o DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

     o we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or

     o an event of default under the applicable Indenture has occurred and is continuing, then we will issue individual debt securities in certificated form in exchange for the relevant global securities.

     In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

     Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

     DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations that directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participant's Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the debt securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participant's records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations, along with periodic statements of their holdings, from the participants through which they entered into the transaction.

     Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in debt securities will not be issued unless the use of global securities is suspended.

     The depositary has no knowledge of the actual purchasers of global securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

     Notices among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the debt securities are credited at that time.

     Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the applicable Trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

     DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the applicable paying agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, debt security certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be direct participants in DTC.

     None of any underwriter or agent, the Trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

     The Trustee may resign or be removed with respect to one or more series of indenture securities and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other Trustee, and any action described herein to be taken by the Trustee may then be taken by each Trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is Trustee.

Subordinated Indenture Provisions

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and premium and interest, if any, on subordinated securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of and premium and interest, if any, on the subordinated securities will not otherwise be affected. In addition, no payment on account of principal or premium, sinking fund or interest, if any, may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal and premium, sinking fund and interest on Senior Indebtedness has been made or duly provided for in money.

     In the event that, notwithstanding the foregoing, any payment by us is received by the Subordinated Trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, the payment or distribution shall be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities.

     By reason of the subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture.

     "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of and premium, if any, and unpaid interest on

     o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the junior subordinated debt securities, and

     o renewals, extensions, modifications and refundings of any of this indebtedness.

     The subordinated securities, are pari passu with and equal in right of payment to our 7.44% Deferrable Interest Subordinated Debentures, Series A, our Floating Rate Deferrable Interest Subordinated Debentures, Series B, our 7.25% Deferrable Interest Subordinated Debentures, Series C and any guarantees issued in connection therewith and will be pari passu with and equal in right of payment to any debt securities or guarantees which may be issued in connection with issuances of trust preferred securities by a Trust.

     If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

     The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee under the Senior Indenture and the Subordinated Indenture

     Wachovia Bank, National Association, the Trustee under our Senior Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Indenture with respect to our Subordinated Securities and the Trust Debt Indenture with respect to our trust debt securities. In the event that the Trustee's position as trustee under the Senior Indenture, the Subordinated Indenture and the Trust Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

     Wachovia Bank, National Association, is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

                    DESCRIPTION OF THE TRUST DEBT SECURITIES

General

     If specified in the applicable prospectus supplement, the trust debt securities will be issued in one or more series under the Trust Debt Indenture to be entered into between us and Wachovia Bank, National Association. The initial series of trust debt securities to be issued thereunder is provided for in the form of the Trust Debt Indenture which is filed as an exhibit to the registration statement of which this prospectus is a part. The ranking of each series of trust debt securities will be specified in the applicable prospectus supplement. Each series of junior subordinated trust debt securities will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Trust Debt Indenture, to all of our Senior Indebtedness. See "-- Subordination." The Trust Debt Indenture does not limit the incurrence or issuance of Senior Indebtedness by us. As used in this portion of the prospectus, the term "trust debt securities" means the debt securities to be issued under the Trust Debt Indenture that will comprise the assets of an issuing Trust and not any other debt securities that could comprise the assets of an issuing Trust.

     You should read the relevant prospectus supplement for a description of the material terms of any series of trust debt securities being offered, including:

     o    the title of the series of trust debt securities;

     o the aggregate principal amount of the series and any limit on the aggregate principal amount of such series of trust debt securities;

     o the date or dates on which the principal of the trust debt securities of the series shall be payable or how the date or dates will be determined;

     o the interest rate or rates, which may be fixed or variable, that the trust debt securities of the series will bear, if any, or how the rate or rates will be determined;

     o    any terms regarding redemption;

     o    the ranking of the series of trust debt securities;

     o    the maximum extension period for such series of trust debt securities;
          and

     o    any other material terms of the series of trust debt securities.

     Certain federal income tax consequences and special considerations relating to the applicable series of trust debt securities will be described in an accompanying prospectus supplement.

Option to Extend Interest Payment Period

     Under the Trust Debt Indenture, we have the right to defer payments of interest by extending the interest payment period for a series of trust debt securities for up to the specified maximum extension period provided for that series, except that no extension period can extend beyond the maturity or any redemption date of that series of trust debt securities. We can also extend or shorten an existing extension period. At the end of an extension period, we will be obligated to pay all interest then accrued and unpaid (together with interest on those accrued and unpaid amounts to the extent permitted by applicable law). During any extension period, we may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. We will be required to give notice to the Trustee and cause the Trustee to give notice to the holders of the applicable series of trust debt securities of our election to begin an extension period, or any shortening or extension of a period in advance of the applicable record date.

Subordination

     Payments on the junior subordinated debt trust securities will be subordinated to the prior payment in full of all amounts payable on our Senior Indebtedness.

     "Senior Indebtedness" is defined in the Trust Debt Indenture as the principal of and premium, if any, and unpaid interest on

     o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Trust Debt Indenture or created later, incurred, assumed or guaranteed, for money borrowed, unless the terms of that indebtedness provide that it is not senior or prior in right of payment to the junior subordinated trust debt securities, and

     o renewals, extensions, modifications and refundings of that indebtedness.

     Upon any payment or distribution of our assets or securities, upon our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on the Senior Indebtedness after the commencement of a bankruptcy, insolvency or similar proceeding) will be paid in full before the holders of the junior subordinated trust debt securities will be entitled to receive from us any payment of principal of, premium, if any, or interest on, the junior subordinated trust debt securities or distributions of any assets or securities.

     No direct or indirect payment by or on our behalf of principal of, premium, if any, or interest on, the junior subordinated trust debt securities will be made if there is

     o a default in the payment of all or any portion of any Senior Indebtedness or

     o any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, the required notice has been given to the Trustee and the default has not have been cured or waived by or on behalf of the holders of the Senior Indebtedness.

     If the Trustee or any holder of the junior subordinated trust debt securities receives any payment of the principal of, premium, if any, or interest on, the junior subordinated trust debt securities when that payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then that payment will be received and held in trust for the holders of Senior Indebtedness and will be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full.

     Nothing in the Trust Debt Indenture limits the right of the Trustee or the holders of the junior subordinated trust debt securities to take any action to accelerate the maturity of the junior subordinated trust debt securities or to pursue any rights or remedies against us, as long as all Senior Indebtedness is paid before holders of the junior subordinated trust debt securities are entitled to receive any payment from us of principal of, premium, if any, or interest on, the junior subordinated trust debt securities.

     Upon the payment in full of all Senior Indebtedness, the holders of the junior subordinated trust debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments from us or distributions of our assets made on the Senior Indebtedness until the junior subordinated trust debt securities are paid in full.

Denominations, Registration and Transfer

     Trust debt securities of a series are issuable only in registered form. The Trust Debt Indenture also provides that trust debt securities of a series may be issuable in global form. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, trust debt securities (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000.

     Trust debt securities will be exchangeable for other registered securities of the same series. Registered securities of a series may be presented for registration of transfer and for exchange

     o at each office or agency required to be maintained by us for payment of such series as described in "-- Payment and Paying Agents" below, and

     o at each other office or agency that we may designate from time to time for those purposes.

     No service charge will be made for any transfer or exchange of trust debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

     We will not be required to

     o issue, register the transfer of or exchange trust debt securities during a period beginning at the opening of business 15 days before any selection of trust debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

     o register the transfer of or exchange any trust debt security, or portion thereof, called for redemption, except the unredeemed portion of any trust debt security being redeemed in part; or

     o issue, register the transfer of or exchange any trust debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the trust debt security not to be so repaid.

Payment and Paying Agents

     Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, on trust debt securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest may be paid

     o by check mailed to the address of the person entitled thereto appearing in the security register or

     o by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for trust debt securities will be made to the person in whose name the trust debt security is registered at the close of business on the regular record date for that interest.

     We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Certain Additional Covenants

     We will covenant that we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock

     o    during an extension period,

     o if there has occurred and is continuing an event of default under the Trust Debt Indenture, or

     o    if we are in default under the preferred securities guarantee.

     Any waiver of any event of default will require the approval of at least a majority of the aggregate principal amount of the trust debt securities of a particular series or, if the trust debt securities are held by the Trust, the approval of the holders of at least a majority in aggregate liquidation amount of the preferred trust securities of the Trust; except that an event of default resulting from the failure to pay the principal of, premium, if any, or interest on, the trust debt securities cannot be waived.

Modification of the Trust Debt Indenture

     We and the Trustee, without notice to or the consent of any holders of trust debt securities, may amend or supplement the Trust Debt Indenture for any of the following purposes:

     o    to cure any ambiguity, defect or inconsistency;

     o to comply with the provisions of the Trust Debt Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of our properties as an entirety or substantially as an entirety;

     o to provide for uncertificated trust debt securities in addition to or in place of certificated trust debt securities;

     o to make any other change that does not in our reasonable judgment adversely affect the rights of any holder of the trust debt securities; or

     o to set forth the terms and conditions, which shall not be inconsistent with the Trust Debt Indenture, of any additional series of trust debt securities and the form of trust debt securities of that series.

     In addition, we and the Trustee may modify the Trust Debt Indenture or any supplemental indenture or waive our future compliance with the provisions of the Trust Debt Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the trust debt securities of each affected series except that we need the consent of each holder of affected trust debt securities, for any modification that would:

     o reduce the principal amount of, or interest on, the trust debt securities or change how the principal or interest is calculated;

     o reduce the principal amount of outstanding trust debt securities of any series the holders of which must consent to an amendment of the Trust Debt Indenture or a waiver;

     o change the stated maturity of the principal of, or interest on, the trust debt securities;

     o change the redemption provisions applicable to the trust debt securities adversely to the holders thereof;

     o impair the right to institute suit for the enforcement of any payment with respect to the trust debt securities;

     o change the currency in which payments with respect to the trust debt securities are to be made; or

     o change the ranking provisions applicable to the trust debt securities adversely to the holders thereof.

If the trust debt securities are held by the Trust, no modification will be made that adversely affects the holders of the preferred trust securities of the Trust, and no waiver of any event of default with respect to the trust debt securities or compliance with any covenant under the Trust Debt Indenture will be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the preferred trust securities of the Trust or the holder of each preferred trust security, as applicable.

Events of Default

     The following are events of default under the Trust Debt Indenture with respect to any series of trust debt securities unless we state otherwise in the applicable prospectus supplement:

     o we do not pay interest on a trust debt security of the series within 30 days of its due date (other than the deferral of interest payments during an extension period);

     o we do not pay the principal of, or premium on, a trust debt security of the series on its due date;

     o we remain in breach of a covenant in respect of the trust debt securities of the series for 60 days after we receive written notice of default stating we are in breach;

     o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events of bankruptcy, insolvency or reorganization occur.

     In case an event of default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization affecting us in which case the principal of, premium, if any, and any interest on, all of the trust debt securities shall become immediately due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the trust debt securities of that series may declare the principal, together with interest accrued thereon, of all the trust debt securities of that series to be due and payable. If neither the Trustee nor the holders make that declaration then, if the trust debt securities are held by the Trust, the holders of at least 25% in aggregate liquidation amount of the preferred trust securities shall have the right to make that declaration by written notice to us and the Trustee. The holders of at least a majority in aggregate principal amount of the series of trust debt securities, by notice to the Trustee, can rescind an acceleration, but if the declaration was made by the holders of the preferred trust securities, the holders of at least a majority in aggregate liquidation amount of the preferred trust securities must consent to the rescission of the acceleration. We will be required to furnish to the Trustee an annual statement as to our compliance with all conditions and covenants under the Trust Debt Indenture and the trust debt securities and as to any event of default.

Consolidation, Merger, Sale or Conveyance

     We may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless

     o the successor person is organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the trust debt securities and the Trust Debt Indenture;

     o    immediately after the transaction, no default exists; and

     o    certain other conditions in the Trust Debt Indenture are met.

Defeasance and Discharge

     Under the terms of the Trust Debt Indenture, we will be discharged from any and all obligations in respect of the trust debt securities of any series if, among other conditions, we deposit with the Trustee, in trust, (1) cash and/or
(2) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest principal and other payments on the trust debt securities on their various due dates.

Information Concerning the Trustee

     Subject to the provisions of the Trust Debt Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Trust Debt Indenture at the request or direction of the holders of any series of trust debt securities or the holders of the preferred trust securities, unless those holders provide to the Trustee reasonable security and indemnity. If the required indemnity is provided, the holders of at least a majority in aggregate principal amount of any series of trust debt securities affected or the holders of at least a majority in aggregate liquidation amount of the preferred trust securities (with each series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to that series of trust debt securities or exercising any trust or power conferred on the Trustee.

     The Trust Debt Indenture will contain limitations on the right of the Trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of an event of default
(1) it is our creditor or (2) there is a default under the indenture(s) referred to below.

     Wachovia Bank, National Association will be the Trustee under our Trust Debt Indenture and also is the trustee under our Senior Indenture and will be trustee under our Subordinated Indenture. In the event that the Trustee's position as trustee under the Senior Indenture, the Subordinated Indenture and the Trust Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

     Wachovia Bank, National Association is also the trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Governing Law

     The Trust Debt Indenture and the trust debt securities will be governed by and construed in accordance with the laws of the State of New Jersey.

                  DESCRIPTION OF THE PREFERRED TRUST SECURITIES

     Each Trust may issue preferred trust securities and common trust securities under its Trust Agreement, which we refer to in this prospectus as the "trust securities." Material provisions of the Trust Agreements are summarized below. Because this section is a summary, it does not describe every aspect of the trust securities and the Trust Agreements. The form of Trust Agreement for each Trust was filed with the SEC and you should read the Trust Agreement for each Trust for provisions that may be important to you. The Trust Agreements have been qualified as indentures under the Trust Indenture Act of 1939.

General

     Each Trust Agreement authorizes the respective Trust to issue its preferred trust securities and its common trust securities. These trust securities of each Trust will represent undivided beneficial interests in the assets of that Trust. We will own all of the issued and outstanding common trust securities of each Trust, with an aggregate liquidation amount equal to at least 3% of the total capital of that Trust. When a Trust issues its preferred trust securities, holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of that Trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except as described under "Subordination of Common Trust Securities." The proceeds from the sale of the preferred trust securities and the common trust securities will be used by the issuing Trust to purchase our trust debt securities described above under "Description of the Trust Debt Securities" or such other debt securities as are specified in the applicable prospectus supplement which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of preferred trust securities (the "guarantee") which will have the ranking specified in the applicable prospectus supplement. Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the preferred trust securities, but only to the extent the issuing Trust holds funds available for these payments and has not made them. See "Description of the Preferred Securities Guarantee" below.

     A prospectus supplement relating to the preferred trust securities of a Trust will include specific terms of those securities and of the related trust debt securities. As used in this portion of the prospectus, the term "trust debt securities" relates to the debt securities that will comprise the assets of the issuing Trust.

Distributions

     The only income of an issuing Trust available for distribution to the holders of its preferred trust securities will be payments on the related trust debt securities. If we fail to make interest payments on the related trust debt securities, the issuing Trust will not have funds available to pay distributions on its preferred trust securities. The payment of distributions, if and to the extent the issuing Trust has sufficient funds available for the payment of such distributions, will be guaranteed by us as described below.

     Distributions on the preferred trust securities of a Trust will be payable at a rate specified (or at a rate whose method of determination is described) in an accompanying prospectus supplement. Unless otherwise specified in the prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified in the prospectus supplement, distributions on the preferred trust securities will be cumulative and will accumulate whether or not there are funds of the issuing Trust available for payment of distributions from the date of original issuance and will be payable in arrears on the dates specified in the prospectus supplement except as otherwise described below. Unless otherwise specified in the prospectus supplement, distribution payments due on a day that is not a business day will be made on the next day that is a business day (and without any interest or other payment in respect to the delay), except that if the next business day falls in the next calendar year, payment will be made on the immediately preceding business day (each date on which distributions are payable as described is referred to as a "distribution date"). Unless otherwise specified in the prospectus supplement, a "business day" means any day other than a Saturday, Sunday or a day on which banks in The City of New York or the State of New Jersey are required to remain closed.

     Distributions on the preferred trust securities of a Trust will be payable to the holders thereof as they appear on the securities register of that Trust on the relevant record date, which, as long as the preferred trust securities remain in book-entry-only form, will be one business day prior to the relevant distribution date. Payments will be made as described under "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." In the event that any preferred trust securities of a Trust are not in book-entry-only form, the relevant record date for those preferred trust securities will be specified in the applicable prospectus supplement.

     So long as no event of default has occurred and is continuing with respect to the trust debt securities of a Trust, we will have the right to time to defer payments of interest by extending the interest payment period on the related trust debt securities for up to the maximum period specified in the accompanying prospectus supplement except that no extension period can extend beyond the maturity or any redemption date of the trust debt securities. We can also extend or shorten an existing extension period. If interest payments on a series of trust debt securities are deferred, distributions on the related preferred trust securities would also be deferred by the issuing Trust during that extension period, but the amount of distributions to which holders of those preferred trust securities would be entitled will continue to accumulate at the annual rate applicable to those distributions, compounded with the same frequency with which distributions are payable. During any extension period, we may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. See "Description of the Trust Debt Securities -- Option to Extend Interest Payment Period."

Redemption

     Upon the payment of a series of trust debt securities at maturity or upon redemption, the proceeds from that payment will be applied by the respective property trustee to redeem the same amount of the related trust securities at a redemption price equal to the liquidation amount of those trust securities plus all accumulated and unpaid distributions to the redemption date. The redemption terms of the trust debt securities and the related trust securities will be set forth in the accompanying prospectus supplement.

     If less than all the trust securities of a Trust are to be redeemed on a redemption date, then the aggregate amount of trust securities to be redeemed will be selected by the property trustee among the preferred trust securities and common trust securities of that Trust pro rata based on the respective aggregate liquidation amounts of the preferred trust securities and common trust securities, subject to the provisions of "-- Subordination of Common Trust Securities" below.

Redemption Procedures

     Notice of any redemption of trust securities of a Trust will be given by the property trustee to the holders of the trust securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date. If a notice of redemption is given with respect to any trust securities of a Trust, then, to the extent funds are available therefor, that Trust will irrevocably deposit with the paying agent for those trust securities funds sufficient to pay the applicable redemption price for the trust securities being redeemed on the redemption date and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those trust securities upon surrender thereof. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust securities called for redemption shall be payable to the holders of the trust securities as they appear on the securities register for those trust securities on the relevant record dates for the related distribution dates.

     If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of the trust securities of a Trust so called for redemption will cease, except the right of the holders of the trust securities to receive the redemption price, but without interest thereon, and the trust securities will cease to be outstanding. In the event that any redemption date for trust securities of a Trust is not a business day, then the redemption price will be payable on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, the redemption price will be payable on the immediately preceding business day. In the event that payment of the redemption price in respect of any trust securities called for redemption is improperly withheld or refused and not paid either by the Trust thereof or by us pursuant to the guarantee as described under "Description of the Preferred Securities Guarantee," Distributions on those trust securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the redemption date for purposes of calculating the redemption price.

     Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities of a Trust by tender, in the open market or by private agreement.

     If preferred trust securities of a Trust are partially redeemed on a redemption date, a corresponding percentage of the common trust securities of that Trust will also be redeemed. The particular preferred trust securities to be redeemed will be selected by the property trustee of that Trust by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities

     Payments on the trust securities of a Trust will be made pro rata based on the respective aggregate liquidation amounts of that Trust's common and preferred trust securities. If an event of default has occurred and is continuing with respect to the trust debt securities of a Trust, no payments will be made on any common trust securities of that Trust unless payment in full in cash of all accumulated and unpaid distributions on all outstanding preferred trust securities of that Trust for all distribution periods terminating on or prior to that time, or in the case of a dissolution or redemption, the full amount of the redemption price or liquidation distribution on all outstanding preferred trust securities of that Trust shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all payments on all outstanding preferred trust securities of that Trust then due and payable.

     If an event of default has occurred and is continuing with respect to the trust debt securities of a Trust, the holder of the common trust securities of that Trust will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated with respect to those preferred trust securities. Until the event of default has been cured, waived or otherwise eliminated, the property trustee of that Trust shall act solely on behalf of the holders of the preferred trust securities of that Trust and not on behalf of us, as holder of its common trust securities, and only the holders of the preferred trust securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

     Under each Trust Agreement, a Trust will be dissolved on the earliest to occur of:

     o    the expiration of the term of that Trust;

     o our bankruptcy, dissolution or liquidation or an acceleration of the maturity of the trust debt securities held by that Trust;

     o our election to dissolve that Trust and, after satisfaction of liabilities to creditors of that Trust, the distribution of the related trust debt securities to the holders of that Trust's trust securities;

     o    the redemption of all the trust securities of that Trust; and

     o an order for the dissolution of that Trust entered by a court of competent jurisdiction.

     Our election to dissolve a Trust shall be made by giving written notice to the trustees of that Trust not less than 30 days prior to the date of distribution of its trust debt securities and shall be accompanied by a legal opinion stating that the event will not be a taxable event to the holders of the trust securities for federal income tax purposes.

     If a Trust is dissolved as a result of the expiration of its term, a bankruptcy event, acceleration of maturity of the related trust debt securities or a court order, it will be liquidated by its trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to its creditors as provided by applicable law, to the holders of its trust securities a like amount of the related trust debt securities, unless that distribution is determined by the property trustee not to be practical, in which event holders will be entitled to receive out of that Trust's assets available for distribution to holders, after satisfaction of liabilities to its creditors as provided by applicable law, an amount equal to the aggregate liquidation amount per trust security specified in the accompanying prospectus supplement plus accumulated and unpaid distributions to the date of payment (the "liquidation distribution"). If the liquidation distribution with respect to the preferred trust securities of a Trust can be paid only in part because that Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by that Trust on its preferred trust securities shall be paid on a pro rata basis. The holders of its common trust securities will be entitled to receive the liquidation distribution upon any liquidation pro rata with the holders of preferred trust securities, except that if an event of default has occurred and is continuing, the preferred trust securities will have a priority over the common trust securities with respect to payment of the liquidation distribution.

Trust Agreement Event of Default; Notice

     An event of default with respect to the related trust debt securities will constitute a "Trust Agreement event of default" with respect to the preferred trust securities of a Trust.

     Within 90 days after the occurrence of any Trust Agreement event of default actually known to the property trustee of a Trust, the property trustee will send notice of it to the holders of the trust securities of that Trust, its administrative trustee and us, unless the default has been cured or waived. We and the administrative trustee of each Trust are required to file annually with the property trustee of that Trust a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under its Trust Agreement.

     Under the Trust Agreement for each Trust, if the property trustee has failed to enforce its rights under the Trust Agreement or the related Trust Debt Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the related Trust Debt Indenture, any holder of the preferred trust securities of that Trust may institute a legal proceeding directly to enforce the property trustee's rights under that Trust Agreement or the Trust Debt Indenture with respect to trust debt securities having an aggregate principal amount equal to the aggregate liquidation amount of the preferred trust securities of such holder without first instituting a legal proceeding against the property trustee or any other person. To the extent that any action under a Trust Debt Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the related trust debt securities, holders of that specified percentage of the preferred trust securities may take that action if it is not taken by the property trustee. If a Trust Agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on a series of trust debt securities has occurred and is continuing, then each holder of related preferred trust securities may institute a legal proceeding directly against us for enforcement of payment to that holder, all as provided in the related Trust Debt Indenture.

     If an event of default has occurred and is continuing with respect to a series of trust debt securities, the related preferred trust securities of a Trust will have a preference over the common trust securities of that Trust with respect to the payment of distributions and amounts payable on redemption and liquidation as described above. See " Liquidation Distribution upon Dissolution" and "-- Subordination of Common Trust Securities."

Removal of Trustees

     Unless a Trust Agreement event of default has occurred and is continuing, we, as the holder of the common trust securities of a Trust, may remove any trustee of that Trust under its trust agreement at any time. If a Trust Agreement event of default has occurred and is continuing, the holders of a majority of the total liquidation amount of the outstanding preferred trust securities of that Trust may remove its property trustee or the Delaware trustee, or both of them. We, as the holder of the common trust securities of a Trust, may remove its administrative trustee at any time. Any resignation or removal of a trustee under the trust agreement of a Trust will take effect only on the acceptance of appointment by the successor trustee.

     Holders of preferred trust securities of a Trust will have no right to appoint or remove the administrative trustee of that Trust, who may be appointed, removed or replaced solely by us as the holder of the common trust securities of that Trust.

Co-Trustees and Separate Property Trustee

     Unless a Trust Agreement event of default has occurred and is continuing, in order to meet various legal requirements, the holder of the common trust securities of a Trust and its administrative trustee shall have the power

     o to appoint one or more persons approved by the property trustee of that Trust either to act as co-trustee, jointly with the property trustee, of all or any part of specified trust property, or to act as separate trustee of that trust property, and

     o to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement of that Trust.

     If a Trust Agreement event of default has occurred and is continuing, only the property trustee of that Trust will have power to make this appointment.

Merger or Consolidation of Trustees

     Any corporation or other entity into which any trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any trustee, shall be the successor of such trustee under the Trust Agreement of a Trust, as long as the corporation or other entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

     A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution upon Dissolution." Each Trust may, at our request, with the consent of its administrative trustee and without the consent of the holders of its trust securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state, as long as

     o    the successor entity either

          - expressly assumes all of the obligations of that Trust with respect to its trust securities or

          - substitutes for the trust securities of that Trust other securities substantially similar to those trust securities (the "successor securities") so long as the successor securities rank the same as those trust securities with respect to the payment of distributions and payments upon redemption, liquidation and otherwise;

     o we appoint a trustee of the successor entity with the same powers and duties as the property trustee of that Trust with respect to the related trust debt securities;

     o the successor securities are listed on any national securities exchange or other organization on which the trust securities of that Trust are then listed;

     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of preferred trust securities of that Trust (including any successor securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities of that Trust (including any successor securities) in any material respect;

     o the successor entity has a purpose substantially similar to that of the original Trust;

     o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the property trustee of that Trust have received a legal opinion stating that

          - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities of that Trust (including any successor securities) in any material respect, and

          - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

     o we or any permitted successor assignee own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee and Trust Agreement.

     No Trust will, except with the consent of all holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that action would cause that Trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of a Trust Agreement

     Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of a Trust" and "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the trust securities of a Trust will have no voting rights.

     Each Trust Agreement may be amended from time to time by us and the trustees of that Trust, without the consent of the holders of the trust securities of that Trust, (1) to cure any ambiguity, defect or inconsistency or
(2) to make any other change that does not adversely affect in any material respect the interests of any holder of the preferred trust securities of that Trust.

     Each Trust Agreement may be amended by us and the trustees of that Trust in any other respect, with the consent of the holders of a majority in aggregate liquidation amount of the outstanding preferred trust securities of that Trust, except to

     o change the amount, timing or currency or otherwise adversely affect the method of payment of any distribution or liquidation distribution,

     o restrict the right of a holder of any preferred trust securities of that Trust to institute suit for enforcement of any distribution, redemption price or liquidation distribution,

     o    change the purpose of that Trust,

     o authorize the issuance of any additional beneficial interests in that Trust,

     o    change the redemption provisions,

     o change the conditions precedent for us to elect to dissolve that Trust and distribute the trust debt securities to the holders of the preferred trust securities of that Trust or

     o affect the limited liability of any holder of the preferred trust securities of that Trust, which amendment requires the consent of each affected holder of those preferred trust securities.

     No amendment may be made without receipt by the applicable Trust of a legal opinion stating that the amendment will not affect that Trust's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940.

     The Trustees of each Trust shall not

     o direct the time, method and place of conducting any proceeding for any remedy available to a trustee under the Trust Debt Indenture or executing any trust or power conferred on that trustee with respect to the trust debt securities of that Trust,

     o    waive any past default under the Trust Debt Indenture,

     o exercise any right to rescind or annul an acceleration of the principal of the trust debt securities of that Trust or

     o consent to any amendment or modification of the Trust Debt Indenture, where consent shall be required,

without, in each case, obtaining the consent of the holders of a majority in aggregate liquidation amount of all outstanding preferred trust securities of that Trust; provided, however, that where a consent under the Trust Debt Indenture would require the consent of each affected holder of trust debt securities of that Trust, no consent shall be given by the property trustee of that Trust without the prior consent of each holder of those preferred trust securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred trust securities of that Trust except by subsequent vote of those holders. The property trustee shall notify all holders of preferred trust securities of that Trust of any notice received from the trustee under the Trust Debt Indenture as a result of the issuer thereof being the holder of the trust debt securities. In addition to obtaining the consent of the holders of the preferred trust securities of that Trust prior to taking any of these actions, the trustees shall obtain a legal opinion stating that the Trust will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes as a result of that action and will continue to be classified as a grantor trust for federal income tax purposes.

     Any required consent of holders of preferred trust securities of a Trust may be given at a meeting of holders of the preferred trust securities convened for that purpose or pursuant to written consent without a meeting and without prior notice. The property trustee of a Trust will cause a notice of any meeting at which holders of preferred trust securities are entitled to vote, to be given to each holder of record of preferred trust securities of that Trust in the manner set forth in the Trust Agreement.

     Notwithstanding that holders of preferred trust securities of a Trust are entitled to vote or consent under certain circumstances, any preferred trust securities of a Trust that are owned by us, the Trustees or any affiliate of ours or any Trustee shall, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Trust Securities

     Unless otherwise specified in the applicable prospectus supplement, the preferred trust securities of a Trust will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the applicable prospectus supplement, the depositary for the global preferred trust securities will be DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities" for a description of DTC and its procedures.

Information Concerning the Property Trustee

     The property trustee of each Trust is the sole trustee under the applicable Trust Agreement for purposes of the Trust Indenture Act of 1939 and will have and be subject to all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939. The property trustee, other than during the occurrence and continuance of a Trust Agreement event of default, undertakes to perform only such duties as are specifically set forth in the applicable Trust Agreement and, upon a Trust Agreement event of default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of preferred trust securities of that Trust unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement event of default has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of that Trust Agreement, and the matter is not one on which holders of preferred trust securities of that Trust are entitled under the applicable Trust Agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the trust securities of that Trust and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

     Wachovia Bank, National Association is the property trustee of each Trust. Wachovia Bank, National Association is also the trustee under our Senior Debt Indenture and will be the trustee under our Subordinated Indenture and our Trust Debt Indenture. In the event that the property trustee's position as trustee under the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture creates a conflict for the property trustee, under certain circumstances, the property trustee will resign as property trustee or as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

     Wachovia Bank, National Association is also the trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Books and Records

     The books and records of each Trust will be maintained at the principal office of the respective Trust and will be open for inspection by each holder of preferred trust securities of that Trust or any authorized representative for any purpose reasonably related to the holder's interest in that Trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

     Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities of a Trust will be made to the depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the preferred trust securities of that Trust are not held by the depositary, payments will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto appearing on the preferred trust security register or in immediately available funds upon redemption. The paying agent will initially be the property trustee of that Trust and any co-paying agent chosen by that property trustee and acceptable to the administrative trustee of that Trust and us, which may be us. A paying agent may resign upon 30 days' written notice to the administrative trustee, the applicable property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustee of that Trust will appoint a successor, which shall be a bank, trust company or affiliate of ours acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

     The property trustee of each Trust will act as registrar and transfer agent for the preferred trust securities of that Trust. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the applicable Trust, but that Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of its preferred trust securities.

Miscellaneous

     Holders of the preferred trust securities of each Trust have no preemptive or similar rights.

Governing Law

     Each Trust Agreement, the preferred trust securities of each Trust and the common trust securities of each Trust provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Material provisions of each preferred securities guarantee that we will execute and deliver for the benefit of the holders of preferred trust securities of a Trust are summarized below. Because this section is a summary, it does not describe every aspect of the preferred securities guarantees. The form of preferred securities guarantee for each Trust was filed with the SEC and you should read it for provisions that may be important to you. The preferred securities guarantee of each Trust has been qualified as an indenture under the Trust Indenture Act of 1939.

     Wachovia Bank, National Association, will act as guarantee trustee under each preferred securities guarantee. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred trust securities of the respective Trust.

General

     We will irrevocably agree, to pay in full, to the holders of the preferred trust securities of the applicable Trust, the guarantee payments set forth below (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which the applicable Trust may have or assert. The following payments, to the extent not paid by the applicable Trust, will be subject to the applicable guarantee:

     o any accumulated and unpaid distributions required to be paid on the preferred trust securities of a Trust, to the extent that that Trust has funds available therefor,

     o the redemption price, to the extent that the applicable Trust has funds available therefor, and

     o upon a voluntary or involuntary termination, winding-up or liquidation of the applicable Trust (unless the trust debt securities of that Trust are redeemed or distributed to holders of the preferred trust securities applicable in accordance with their terms), the lesser of

          - the aggregate of the liquidation amount specified in the prospectus supplement per preferred trust security of that Trust plus all accumulated and unpaid distributions on those preferred trust securities to the date of payment, to the extent the applicable Trust has funds available therefor and

          - the amount of assets of the applicable Trust remaining available for distribution to holders of the preferred trust securities of that Trust upon a dissolution and liquidation of that Trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment by us of the required amounts to the holders of the preferred trust securities or by causing the applicable Trust to pay those amounts to the holders. While our assets will not be available pursuant to the guarantee for the payment of any distribution, liquidation distribution or redemption price on any preferred trust securities if the applicable Trust does not have funds available therefor as described above, we have agreed under the applicable Trust Agreement to pay all expenses of that Trust except its obligations under its trust securities.

     No single document executed by us in connection with the issuance of the preferred trust securities of any Trust will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities of that Trust. It is only the combined operation of our obligations under the applicable guarantee, the applicable Trust Agreement, the applicable trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its preferred trust securities. See "Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Securities Guarantee."

Status of the Guarantee

     The guarantee will constitute our unsecured obligation and will have the ranking specified in the applicable prospectus supplement. Each Trust Agreement provides that each holder of preferred trust securities of that Trust by acceptance thereof agrees to the terms of the guarantee including, if specified in the prospectus supplement, subordination provisions relating to the guarantee. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution to the holders of the preferred trust securities of the applicable Trust of the related trust debt securities pursuant to the applicable trust agreement.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred trust securities of a Trust (in which case no consent of the holders will be required), the guarantee with respect to any Trust may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of the preferred trust securities of a Trust (excluding any preferred trust securities held by us or an affiliate). The manner of obtaining any approval will be as set forth under "Description of the Preferred Trust Securities -- Voting Rights; Amendment of a Trust Agreement." All agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the preferred trust securities of the applicable Trust.

Guarantee Events of Default

     An event of default under a guarantee (a "guarantee event of default") will occur upon our failure to perform any of our payment or other obligations thereunder, provided that except with respect to a guarantee event of default resulting from a failure to make any of the guarantee payments, we shall have received notice of the guarantee event of default from the applicable guarantee trustee and shall not have cured such guarantee event of default within 60 days after receipt of such notice. The holders of a majority in aggregate liquidation amount of the preferred trust securities of a Trust (excluding any preferred trust securities held by us or an affiliate) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee related to that Trust or to direct the exercise of any trust or power conferred upon the respective guarantee trustee under the guarantee.

     Any holder of the preferred trust securities of a Trust may institute a legal proceeding directly against us to enforce that holder's rights under the related guarantee without first instituting a legal proceeding against the applicable Trust, the applicable guarantee trustee or any other person or entity.

     We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the applicable guarantee.

Information Concerning the Guarantee Trustee

     Each guarantee trustee, other than during the occurrence and continuance of a guarantee event of default, undertakes to perform only such duties as are specifically set forth in the applicable guarantee and, upon a guarantee event of default, must exercise the rights and powers vested in it by the applicable guarantee and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of preferred trust securities of the applicable Trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of a Guarantee

     Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price or liquidation distribution for the related preferred trust securities or upon distribution of the related trust debt securities to the holders of the related preferred trust securities. That guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred trust securities must restore payment of any sums paid under those preferred trust securities or the guarantee.

Governing Law

     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New Jersey.

          RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE TRUST
             DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

     Payments of distributions and redemption and liquidation payments due on the preferred trust securities of a Trust (to the extent that Trust has funds available for such payments) will be guaranteed by us as set forth under "Description of the Preferred Securities Guarantee." No single document executed by us in connection with the issuance of the preferred trust securities of a Trust will provide for our full, irrevocable and unconditional guarantee of those preferred trust securities. It is only the combined operation of our obligations under the applicable guarantee, the applicable Trust Agreement, the related trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of that Trust's obligations under its preferred trust securities. As used in this portion of the prospectus, the term "trust debt securities" refers to the debt securities that will comprise the assets of the Trust.

     A holder of any preferred trust security of a Trust may institute a legal proceeding directly against us to enforce the applicable property trustee's rights under the related Trust Agreement, Trust Debt Indenture or guarantee without first instituting a legal proceeding against that property trustee, the trustee under the Trust Debt Indenture or the applicable guarantee trustee, the applicable Trust or any other person or entity if that trustee fails to enforce that particular holder's rights thereunder. Notwithstanding the foregoing, if a Trust Agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities of a Trust has occurred and is continuing, then each holder of those preferred trust securities may institute a legal proceeding directly against us for enforcement of any such payment to such holder, all as provided in the applicable Trust Debt Indenture.

     As long as we make payments of interest and other payments when due on the related trust debt securities, those payments will be sufficient to cover the payment of distributions and redemption and liquidation distributions due on the preferred trust securities of a Trust, primarily because

          o the aggregate principal amount of the trust debt securities will be equal to the sum of the aggregate liquidation amount of the related preferred trust securities and common trust securities,

          o the interest rate and interest and other payment dates of the trust debt securities will match the distribution rate and distribution and other payment dates for the related preferred trust securities,

          o each Trust Agreement provides that we will pay for all and any costs, expenses and liabilities of that Trust except that Trust's obligations under its preferred trust securities and common trust securities, and

          o each Trust Agreement provides that the applicable Trust will not engage in any activity that is not consistent with its limited purposes.

     If and to the extent that we do not make payments on the trust debt securities comprising the assets of a Trust, that Trust will not have funds available to make payments of distributions or other amounts due on its preferred trust securities.

     A principal difference between the rights of a holder of a preferred trust security of a Trust (which represents an undivided beneficial interest in the assets of that Trust) and a holder of a trust debt security is that a holder of a trust debt security will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of trust debt securities held, while a holder of preferred trust securities of a Trust is entitled to receive distributions only if and to the extent the applicable Trust has funds available for the payment of those distributions.

     Upon any voluntary or involuntary dissolution or liquidation of a Trust not involving a redemption or distribution of any trust debt security, after satisfaction of liabilities to creditors of that Trust, the holders of its preferred trust securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of the Preferred Trust Securities -- Liquidation Distribution upon Dissolution". Upon our voluntary liquidation or bankruptcy, each Trust, as holder of the trust debt securities, would be a creditor of ours, subordinated in the case of junior subordinated trust debt securities described under "Description of Trust Debt Securities," in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our stockholders receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute an event of default with respect to junior subordinated trust debt securities under the Trust Debt Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the junior subordinated trust debt securities provide that no payments may be made in respect of the junior subordinated trust debt securities until the Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated trust debt securities would constitute an event of default.

     We and each Trust believe that the above mechanisms and obligations, taken together, are the equivalent of a full and unconditional guarantee by us of payments due in respect of the preferred trust securities of each Trust.

                        DESCRIPTION OF THE CAPITAL STOCK

     The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our common stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended (the "Charter") and By-Laws. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

     Our authorized capital stock consists of 500,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

     General. As of October 31, 2002, 207,420,959 shares of our common stock were issued and outstanding. On November 18, 2002, we issued 17,250,000 additional shares of our common stock pursuant to an underwritten public offering. The outstanding shares of our common stock are, and any common stock offered hereby when issued and paid for will be, fully paid and non-assessable.

     Dividend Rights. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

     Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders have cumulative voting rights.

     Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

     Preemptive Conversion or Redemption Rights. The holders of our common stock have preemptive rights as to additional issues of our common stock not issued on a competitive basis or by an offering to or through underwriters. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agents and Registrars

     The co-transfer agents and co-registrars for our common and preferred stock are the Shareholder Services Department of Services and the Continental Stock Transfer and Trust Company.

Preferred Stock

     Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

          o    the rate of dividend, if any;

          o the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;

          o the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

          o the price at and the terms and conditions upon which shares may be redeemed; and

          o    the voting rights, if any.

     No shares of preferred stock have been issued.

      DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of (1) a stock purchase contract or (2) a stock purchase contract and our debt securities, preferred trust securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders' obligations to purchase our common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities or preferred trust securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

     The several Trusts and we may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus. We will also set forth in the relevant prospectus supplement:

     o    the terms of the offering of the securities;

     o    the proceeds we will receive from the offering;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    any initial public offering price;

     o    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     o    any securities exchanges on which we may list the securities.

     The several Trusts and we may distribute the securities from time to time in one or more transactions at:

     o    a fixed price;

     o    prices that may be changed;

     o    market prices at the time of sale;

     o    prices related to prevailing market prices; or

     o    negotiated prices.

     We will describe the method of distribution in the relevant prospectus supplement.

     If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

     o    the name of the managing underwriter, if any;

     o    the name of any other underwriters; and

     o the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

     The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

     o entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

     o subject the obligations of the underwriters to certain conditions precedent; and

     o obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

     If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

     If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

     Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

     In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

     The several Trusts and we may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

     If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

     We will not subject the obligations of such purchasers to any conditions except that:

     o we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

     o if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.


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

     Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

     We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.

     Each series of securities will be a new issue and, except for the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.

                                  LEGAL MATTERS

     The validity of the securities, including the binding nature of debt securities, to be issued by us will be passed upon for us by R. Edwin Selover, Esquire, our Senior Vice President and General Counsel or James T. Foran, Esquire, our Associate General Counsel and/or such other counsel as is indicated in the applicable prospectus supplement.

     Certain matters of Delaware law relating to the validity of the preferred trust securities of the Trusts, the enforceability of the respective trust agreements and the creation of the Trusts will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts. The validity of any offered securities may be passed on for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law.

                                     EXPERTS

     The financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated in this prospectus by reference from our Current Report on Form 8-K dated November 22, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain our filings on the Internet at the SEC's home page at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol "PEG." You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to the securities, the Trust and us. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the full document as filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we


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file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents in File No. 9120 listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of any particular offering of securities hereunder.

     o    Our Annual Report on Form 10-K for the year ended December 31, 2001;

     o Our Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002;

     o Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002;

     o Our Current Reports on Form 8-K filed with the SEC on January 25, 2002, February 7, 2002, April 16, 2002, July 30, 2002, September 10,
          2002, October 11, 2002 and November 22, 2002; and

     o    Our Amended Current Report on Form 8-K/A dated July 29, 2002.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in a related prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus and any related prospectus supplement are distributed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.


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